Exhibit 10.8

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT

This Software License and Distribution Agreement (the “Agreement”) is made and entered into upon the 20 day of January, 2010 (the “Effective Date”), by and between Riot Games, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 100 Corporate Pointe, Suite 350, Culver City, California 90230; (“RGI”) on the one hand, and Garena Online Private Limited, a corporation duly organized and existing under the laws of Singapore, with its principal place of business at 18 Murray Street, #03-01, Singapore 079527; (“Licensee”), on the other hand.

RECITALS

WHEREAS, RGI is a publisher and developer of MOBAs (defined below);

WHEREAS, Licensee is a publisher and operator of various online software games, including particularly MOBAs and represents that it has the desire, capability and capacity to market, host, distribute and operate the Game (defined below) and perform the other rights and obligations of Licensee described herein in a high-quality manner within and throughout the Territory (defined below); and

WHEREAS, RGI is willing to license the Game (defined below) to Licensee in accordance with the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, RGI and Licensee agree as follows:

1.	Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, whenever used in this Agreement, the following terms shall have the following specified meanings:

1.1	“Advertising Revenue” means all monies and/or other amounts received by Licensee from advertisements associated with the Localized Game, including, but not limited to (i) advertisements displayed inside the play area of the Localized Game (including product placement, loading and log-in/log-out pages), (ii) display within any portion of the Localized Game within the Garena Platform Client and (iii) advertisements displayed on the Localized Website.

1.2	“Account” means the collection of database records which describes a User of the Localized Client who connects to the Local Server for the purpose of playing the Localized Game as well as the User’s associated character records. The Account includes all information pertaining to the User as collected in setting up an Account for the Localized Game as determined by RGI, which may include, but not be limited to, full name, address, e-mail address, phone number, Game Card number, unique account ID and associated usage statistics such as time played.

1.3	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by, or under direct or indirect common Control with such Person.

1.4	“Alpha” means the first playable form of a software application with sufficient functionality, graphics, sound, video and text to facilitate limited internal testing.

1.5	“Anti-Cheating Software” means software developed by RGI, the Licensee, or licensed from a third party provider that is distributed with the Client software and which detects, on the user’s computer running the Game Client, the presence of any unauthorized software or hardware which modifies or monitors the hardware, Client software, the network stream, or the operating system with the effect of altering the game experience or providing an advantage to the user in any way not intended by RGI.

1.6	“Approved” or “Approval” means the approval of RGI which approval may be withheld at RGI’s sole discretion unless otherwise stated.

1.7	“Beta” means a version of a software application ready for testing in near- complete form by more than 500 Users. “Closed Beta” means the secured and non-public testing of the Beta version of the Localized Game by a group of end users selected by Licensee in consultation with RGI, and subject to a “clickthrough” Beta End User License Agreement to be provided by RGI (“Beta License Agreement”) prior to Open Beta. “Open Beta” means a secure testing by public applicants to the beta testing program, subject to the Beta End User License Agreement and subject to RGI’s Approval, of a follow up and new Beta version of the Localized Game prior to Commercial Release.

1.8	“Billing System” means the collection of secure software, hardware and data utilized by the Licensee that associates Accounts with revenue generation methods set forth in Section 7.1 and Exhibit D and is responsible for the accurate tracking and billing of those revenue generation methods. RGI, at its discretion, may require reasonable minimum functionality and technical specifications of the Billing System from time to time.

1.9	“Client” means: (i) object code which may be acquired and installed by a User either from Physical Products or by means of a “download” or transmission via an online connection, or which is pre-installed on (i.e., bundled with) a computer that, when installed on a User’s computer which is connected to the Internet, allows access to and communication with the Server Software; (ii) object code that runs through and is only accessible by, an Adobe Flash enabled web browser for personal computers (and specifically excluding any other device, including, without limitation, mobile phones, handheld devices or “game consoles”) (a “Web Browser”) connected to the Internet and allows access to and communication with the Server Software; and (iii) any and all manuals, specifications, user guides and other documentation related to either of the foregoing.

1.10	“Commercial Release” or “Commercially Released” means the license, sale or making available for sale, use or download of a Game able to connect to Server Software, except for any Closed or Open Beta testing, or similar quality control testing by a limited number of Users, who are not charged for the use or operation of the Game. “Commercial Release Date” means the date on which Localized Game is officially announced to be launched on the Local Server and commercially made available to the general public in the Territory.

1.11	“Concurrency” means the number of users connected to the Local Server at any given time. “Peak Concurrency” means the maximum number of users connected to the Local Server at any one time, as measured over a period of time such as a day, week, or month. “Average Concurrency” means the average of the number of users connected to the Local Server as measured over a given period of time such as a day, week, or month.

1.12	“Control” means, with respect to any Person, the possession, directly or indirectly, of the affirmative power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership interests or other ownership interests, by contract, by membership or involvement in the board of directors or other management structure of such Person, or otherwise.

1.13	“Copyrights” means all copyright rights, neighboring and derivative rights, and all other literary property and author rights and all right, title and interest in all design rights, copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world.

1.14	“EULA” means the end user license for the Game, as may be modified by RGI or by Licensee following written Approval by RGI (which Approval shall not be unreasonably withheld), from time to time, which shall be included in the set up of a User Account and/or installation of the Localized Game.

CONFIDENTIAL

1.15	“Exempted Game” means a game published by Licensee in accordance with Section 4.4 of this Agreement.

1.16	“Exploit” or the “Exploitation” means to exercise the rights granted to Licensee in Section 2 below.

1.17	“Game” means the initial version of the Client (i.e. Client v. 1.0) for the video game entitled League of Legends as designed to function on a personal computer utilizing (i) Microsoft Windows XP, Vista and 7 operating systems, or (ii) a Web Browser, and any updates and upgrades thereto that may be provided (but that are not obligated to be provided) by RGI to Licensee. For purposes of clarification, as licensed under this Agreement, the Game does not include any sequels, prequels, derivative works, expansions and/or “ports” to the Game which are sold and/or licensed as a separate product and/or separate SKU (each, a “Sequel”), regardless of whether any such Sequels use the name “League of Legends” in their titles.

1.18	“Game Card” means the tangible card containing a unique code (or other unique mark) corresponding to either (i) a fixed amount of Game Currency (“Game Currency Card”); or (ii) a fixed length of play time for a single Account to connect to the Game Local Servers (“Game Time Card”). As used herein, unless specified otherwise, the term “Game Card” shall be deemed to include Online Virtual Game Cards.

1.19	“Game Card Sales Revenue” means all monies and/or other amounts, other than Online Revenue, Retail Sales Revenue and Advertising Revenue received by Licensee arising out of or resulting from the Commercial Release or other Exploitation of Game Cards, including, but not limited to, wholesale revenues collected by Licensee from any Person involved in the distribution of Game Cards.

1.20	“Game Currency” means in-game microtransaction units issuable to an Account allowing a User to purchase Virtual Property.

1.21	“Game Data” means the data that the Server Software accesses to store the permanent and persistent information about the state of the Servers including, but not limited to, characters, Accounts, logs, items, quests, monsters, guilds and other game and player information. RGI shall have access to Game Data at all times.

1.22	“Garena Platform Client” means Licensee’s hosted back-end platform, as well as Licensee’s platform software client that is distributed to Licensee’s end users and allowing these users, including Users, to access the Localized Game and Licensee’s other game offerings.

1.23	“Garena Portal” means the collection of web domains that comprise Garena’s branded website for end users and other public use.

1.24	“Government and/or Regulatory Agency” means any legislature, agency, bureau, branch, department, division, commission, or other similar recognized organization or body of any federal government of a country within the Territory.

1.25	“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Government and/or Regulatory Agency or the regulations stipulated by any administrative authority of a stock exchange market.

1.26	“Gross Revenue” or “Gross” means all monies and/or other revenues received by Licensee arising out of or resulting from the Commercial Release or other Exploitation of the licenses granted under this Agreement, including without limitation, Game Cards, Virtual Game Cards and Online Revenue less applicable taxes (including withholding tax and VAT or any other sales taxes), unless specified otherwise herein. For avoidance of doubt, all revenues contemplated in this agreement shall be considered Gross Revenues unless they are designated otherwise. Gross Aggregate Revenue means the total Gross Revenue from all distribution and other exploitation of the Game by Licensee.

CONFIDENTIAL

1.27	“Hacking” means any unauthorized access, programming or modification of computer code, or other action related to any Game component, including without limitation, the Server Software, Client, Billing System, Game Data, any database, or other component of the Game, and including without limitation, any cheats, any activity that may be construed as fraud and related activity in connection with computers under 18 U.S.C. 1030, or any illegal activity under the Digital Millennium Copyright Act (“DMCA”).

1.28	“Hardware” means the physical computers, networking equipment, support equipment, wiring and associated equipment required to run the Game Server Software and databases.

1.29	“RGI Contractor” means a Person hired by RGI, at RGI’s discretion, to provide service related to the implementation of the Localized Game, including without limitation, Licensee’s exploitation or implementation of its rights or obligations hereunder.

1.30	“Implementation Plan” means the project deliverables, milestones and dates for the implementation of the Game set out in Exhibit B, which shall include, without limitation, the Localization schedule, Hardware acquisition, Billing System development and implementation and testing schedule as Approved by RGI and as may be modified by RGI from time to time.

1.31	“IP Blocking” means the general restriction of access to a specific territorially-hosted instance of the Game from certain other territories. “RGI IP Blocking” means any efforts by RGI to restrict access to users within the Territory to any instance of the Game hosted within RGI Territories. “Licensee IP Blocking” means any efforts by Licensee to restrict access to users within any RGI Territories to any instance of the Game hosted within the Territory.

1.32	“Instructional Guide” means a work of authorship based on text and graphic elements that accompanies the Localized Game, Game Cards or otherwise and is designed for the primary purpose of instructing or guiding the player of the Localized Game in the game play embodied therein.

1.33	“Integration” means the process of merging a Localization into a software application. The past tense of Integration is “Integrated” which definition shall also mean that such software application has passed quality assurance testing.

1.34	“Intellectual Property Rights” means, collectively, worldwide Patents, Trade Secrets, Copyrights, moral rights (moral rights include the right of an author to be known as the author of a work; to prevent others from being named as the author of a work; to prevent others from falsely attributing to an author the authorship of a work which he/she has not in fact created; to prevent others from making deforming changes in an author’s work; to withdraw a published work from distribution if it no longer represents the views of the author; and to prevent others from using the work or the author’s name in such a way as to reflect on his/her professional standing), trade names, Trademarks, rights in trade dress and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing.

1.35	“Law” means any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, code or Governmental Order.

1.36	“Localize or Localization” means the translation of English materials, including but not limited to text dialogue and audio voice over content of the Game to Vietnamese and Mandarin and, subject at all times to RGI’s Approval and the provisions set forth in Section 5.16 below, certain modifications and additions to the characters, artwork or features of the Game. “Localized” means the state of such material after it has completed Localization and been Approved by RGI.

1.37	“Local Server” means the dedicated servers hosting the Server Software in the Territory.

1.38	“Marketing Materials” means any items that have been Approved by RGI in the following categories: advertising, marketing, promotional, packaging materials, Promotional Merchandise or other similar materials (including without limitation any product specific Internet sites), or anything created by or on behalf of Licensee and Approved by RGI for use in connection with the advertising, marketing, promotion or distribution of the Localized Game.

CONFIDENTIAL

1.39	“Marketing Plan” means a marketing plan prepared by Licensee in accordance with the guidelines set forth in Exhibit C which Licensee shall act upon pursuant to Section 6.

1.40	“Minimum Marketing Expenditure” means the minimum dollar amount Licensee shall spend upon marketing per year, subject to restrictions and additional obligations herein, over the duration of the Term.

1.41	“MOBA” means a type of session-based interactive game software that is generally known in the industry as a “multiplayer online battle arena” game featuring competitive team player versus player, incorporating elements of both real time strategy and action role-playing interactive games. A MOBA may or may not also feature upgradeable characters, tracking of statistics or other general persistent features. MOBA Games may support hundreds of simultaneous users over a network of servers, but may also include client software distributed to end users for use or operation on a computing platform which nonetheless must be online to enable the use of any or most of the game software’s features or functions.

1.42	“Net Revenue” or “Net” means Gross Revenue minus applicable taxes, all sums due for bank or billing solutions services, manufacturing costs and marketing/promotion costs directly associated with any Advertising Revenue, Physical Product revenue, or other applicable revenues mutually agreed upon by both parties, as evidenced by invoices issued by manufacturing and marketing/promotion partners.

1.43	“Online Revenue” means monies and/or other revenue received by Licensee arising out of or resulting from the Commercial Release or operation of the Localized Game and/or Server Software, which may come from, but is not limited to the sale of Game Currency to Users or collecting other revenues from any third parties in connection with the Localized Game other than Advertising Revenue, Game Card Sales Revenue or Retail Sales Revenue.

1.44	“Online Services” means certain of the services and support of the Localized Game network infrastructure, to be provided by Licensee as set out in this Agreement including but not limited to hosting, billing, publicly displaying (for marketing purposes only), marketing, operating, maintaining, providing customer service for, and granting User access to the Localized Website in relation to the provision of the Localized Game.

1.45	“Online Virtual Game Cards” means the functional and operational equivalent of the Game Cards in digital, electronic or such non-physical media, as the case may be, which may be purchased, downloaded and utilized on-line.

1.46	“Original Artwork” means any pictorial, graphic works and other audiovisual works created by or on behalf of Licensee for the purpose of being incorporated into any component of the Localized Game, Game Cards, Marketing Materials, Packaging Materials or Instructional Guide.

1.47	“Packaging Materials” means all packaging and other materials used in connection with distributing the Localized Game and providing the Online Services to the User.

1.48	“Patents” means all patent rights and all right, title and interest in all letters patent or equivalent rights and applications for letters patent or rights and any reissuing division, continuation or continuation in part application throughout the world.

1.49	“Period” means each of the First Period, Second Period or Third Period (as each of the foregoing terms are defined in Section 7.2.2) as applicable.

1.50	“Person” means any individual, company, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.\

CONFIDENTIAL

1.51	“Physical Products” means some form of tangible media (e.g., a CD-ROM, DVD-ROM, etc.) in which the Localized Game is embodied.

1.52	“Promotional Events” means the promotional activities set forth in the Marketing Plan subject to RGI’s prior Approval.

1.53	“Promotional Merchandise” means the Approved merchandise items created by or on behalf of Licensee that are sold at cost or near cost, given away for free or otherwise used for the purpose of increasing the sale, marketing, promoting or publicizing the Game.

1.54	“Real Money Transactions” means the trading of Virtual Property in exchange for real-world value (e.g., money or bartering for goods and services outside of the Game), other than Virtual Goods purchased through Game Currency acquired from Licensee.

1.55	“Server” shall mean any and all hosted instances of the Game including all persistent data, server software, and hardware required to run said software.

1.56	“Renewal Date” means each successive anniversary of the Commercial Release Date following the expiration of the Term, during which the Agreement may be automatically renewed provided neither party submits a notice of termination at least sixty (60) days prior to the end of the current Renewal Term.

1.57	“Renewal Term” means a period of one (1) year commencing on a Renewal Date and ending on the first anniversary of that same Renewal Date.

1.58	“Retail Sales Revenue” means all monies and/or other amounts, other than Online Revenue, Game Card Sales Revenue and Advertising Revenue received by Licensee arising out of or resulting from the Commercial Release or other Exploitation of Physical Products, including, but is not limited to, wholesale revenues collected by Licensee from any Person involved in the distribution of Physical Products of the Localized Game.

1.59	“RGI Trademarks” means the titles, Trademarks, and/or trade names of League of Legends, Riot Games, and their associated logos, the names of any characters or persons that appear or are described in the Game, the names of the places, scenes, things and events described in the Game, and short phrases, short sayings and the like that are set forth in the Game, as well as any translations, foreign language equivalents and combinations of the foregoing belonging to RGI as the case may be.

1.60	“Section” means a section of this Agreement.

1.61	“Server Software” means the initial version (i.e., v. 1.0) of the collection of software, specifically only software developed directly by RGI and not by any unaffiliated third party that the Localized Game connects to (whether directly or indirectly) comprising the interface between the Localized Game and the Localized Online Services and any and all manuals, specifications, user guides and other documentation regarding such software.

1.62	“SKU” means an alphanumeric stock keeping unit.

1.63	“Specifications” means the technical and operational requirements and/or specifications for the hosting and operation of the Game as set out in Exhibit A and which may be unilaterally amended by RGI from time to time during the Term. Licensee shall bear the cost of any changes to the Specifications provided that changes to the Specifications are required to expand the functionality, improve Localized Game or Server performance and/or increase the number of features within the game. In the event that the Specifications must be changed due to error or inaccurate Specifications from RGI, then Licensee may enact the requested change at its own discretion. The Specifications may include dates by which certain milestones must be met by Licensee.

CONFIDENTIAL

1.64	“Term” means the duration of this Agreement which shall be a period commencing on the Effective Date and expiring on the earliest of: (i) the third anniversary of the earliest Commercial Release Date in any country within the Territory, , or (ii) the fourth anniversary of the Effective Date, subject to early termination as set forth herein.

1.65	“Terms of Use” or “TOU” means the terms of use applicable to the Localized Game, as may be modified by RGI or Licensee upon prior written Approval by RGI, from time to time.

1.66	“Territory” means Singapore, Malaysia, Vietnam and the Philippines. “RGI Territory” means any territory excluding the Territory.

1.67	“Trademarks” means all trademark, tradename, business name, domain names and service mark rights arising under the common law, state law, U.S. federal law and laws of foreign countries and all right, title and interest in all trademarks, tradenames, service marks, trademark and service mark applications and registrations and trademark and service mark interests throughout the world, whether registered or not.

1.68	“Trade Secrets” means all right, title and interest in all trade secrets and trade secret rights arising under the common law, state law, U.S. federal law or laws of foreign countries.

1.69	“User” means an end-user of the Localized Game, including without limitation, one who connects to the Localized Server Software for the purpose of downloading the Localized Game, patching, playing the Localized Game, or in any other way establishing a connection to the Game servers or databases.

1.70	“Virtual Property” means in-game digital items used by a User while playing the Game which have value within the Game.

1.71	“Website” means the dedicated Game website as maintained by Licensee, which is regularly updated and localized by Licensee as set out in the Specifications below.

1.72	“Work Product” shall have the meaning set forth in Section 3.3.

1.73	All references in this Agreement to the “sale” or “selling” of the Localized Game shall mean the sale of a license to use the Localized Game. All references in this Agreement to the “purchase” of the Localized Game shall mean the purchase of a license to use the Localized Game.

2.	Appointment as Exclusive Licensee within the Territory.

2.1	Exclusive Appointment. Subject to the terms and conditions of this Agreement, RGI hereby appoints Licensee as an independent, exclusive licensee of the Localized Game (including all updates and upgrades if any) solely within the Territory during the Term, and Licensee hereby accepts such appointment. All rights not expressly granted to Licensee hereunder are reserved by RGI. The appointment of Licensee only grants to Licensee the licenses set forth in Sections 2.2 through 2.9 below, and does not grant any other right, title or interest in or to any other RGI product or property, in whole or in part, to Licensee. Notwithstanding anything else in this Agreement, all rights and licenses granted to Licensee in this Agreement will be subject to the exceptions, restrictions, limitations and conditions herein set forth, including without limitation the Approval rights of RGI.

Further notwithstanding any other provision herein, the appointment and the rights and licenses granted hereunder shall be subject to Licensee’s written receipt of any and all applicable and/or required Government and/or Regulatory Agency approvals, including but not limited to any Government and/or Regulatory Agency which may have jurisdiction over Licensee, the Localized Game, the manufacture, distribution, sale, and advertising or use of the Localized Game Physical Products or Game Cards, or relating to or pertaining the performance of any obligation of Licensee under this Agreement. Licensee shall obtain the foregoing required, necessary Government and/or Regulatory Agency approvals as soon as possible prior to any distribution or sale of the Localized Game, Physical Products or Game Cards and in any case no later than the earliest of: (i) one (1) month prior to Commercial Release and (ii) October 1, 2010. Upon any failure by Licensee to obtain any necessary Government and/or Regulatory Agency approvals by the aforesaid time period, RGI shall have the right to immediately terminate this Agreement without any liability to Licensee whatsoever. Licensee agrees that it shall provide all reasonable assistance to enable RGI to secure any registration with the relevant Government and/or Regulatory Agency as may be appropriate to secure its rights hereunder (for example, registration of this Agreement with the copyright and/or trademark authorities) at RGI’s cost.

CONFIDENTIAL

2.2	IP Blocking. RGI shall use reasonable efforts to prevent the access of users within the Territory to any instance of the Game hosted in the RGI Territory, including, but not limited to instituting RGI IP Blocking. For further clarity, RGI shall institute RGI IP Blocking at the login stage of the Game no later than February 17, 2010. Licensee shall use reasonable efforts, including, but not limited to instituting Licensee IP Blocking so that users within the RGI Territory shall be unable to access the Localized Game. However, Licensee may allow users within the RGI Territory to access the Localized Game with the Approval of RGI.

2.3	Grant of License: Localization. Upon delivery of the English and Chinese language Game to Licensee, RGI shall grant to Licensee a non-assignable, non-sublicensable, non-transferable license only within the Territory for the duration of the Term to Localize such Game and Server Software.

2.4	Grant of License: Game. Upon delivery of the Integrated Game to Licensee, RGI shall grant to Licensee an exclusive, royalty-bearing, non-assignable, non-sublicensable, non-transferable license only within the Territory for the duration of the Term to publicly display (for marketing purposes only), market, manufacture, distribute (through both Physical Products and electronic methods) and sell the Localized Game.

2.5	Grant of License: Server Software. Upon delivery of the Server Software to Licensee, RGI shall grant to Licensee an exclusive, royalty-bearing, non-assignable, non-sublicensable, non-transferable license only within the Territory for the duration of the Term to publicly display (for marketing purposes only), market, operate, maintain, and grant User access to the Server Software. Licensee is prohibited from granting any third party access to any component of the Server Software, except Users as contemplated hereunder.

2.6	Grant of License: RGI Trademarks. RGI hereby grants to Licensee a non-exclusive, royalty-free, non-assignable, non-sublicensable, non-transferable license only within the Territory for the duration of the Term to publicly display (for marketing purposes only), use, reproduce and distribute the RGI Trademarks solely regarding Approved Marketing Materials, Promotional Merchandise, Physical Product, Game Cards, Promotional Events and the Website.

2.7	Grant of License: Online Services. Upon delivery of the Integrated Website to Licensee, RGI shall grant to Licensee an exclusive, non-assignable, non-sublicensable, non-transferable, license only within the Territory for the duration of the Term to host, publicly display (for marketing purposes only), market, operate, maintain, and grant User access to the Localized Website. Licensee is prohibited from granting any third party access to any component of the Website, except Users as contemplated hereunder.

2.8	Grant of rights to sub-license: Wholly owned subsidiary. Notwithstanding anything contained herein to the contrary, but subject to the conditions below, Licensee shall be entitled to sub-license such of its rights hereunder to its wholly owned subsidiary in the Territory as may be necessary for the purposes of dedicated hosting, operations and management of the Game. Licensee shall first obtain the prior approval and consent of RGI for the sub-license to the wholly owned subsidiary.

2.8.1	Licensee shall accept and comply with such additional terms, conditions and requirements as RGI may reasonably impose for the purpose of the sub-license to the wholly owned subsidiary. Licensee shall execute a valid agreement with the wholly owned subsidiary for the sub-license ensuring (a) the rights, interests and entitlements of RGI under this Agreement are fully reserved and protected, and (b) the wholly owned subsidiary receives no greater or wider rights than that available to Licensee under this Agreement. Without limiting the forgoing, such agreement shall also provide that the rights of the wholly owned subsidiary shall terminate following the expiry and/or earlier termination of this Agreement, and further state that the continued hosting, operations, management, or sale of the Game following the termination of this Agreement for any reason constitutes an infringement of RGI’s intellectual property rights and RGI shall be entitled to enforce its rights directly against the subsidiary, although Licensee shall remain primarily liable for any such infringement.

CONFIDENTIAL

2.8.2	Licensee shall ensure that its wholly owned subsidiary complies with all the governmental requirements for the hosting, operation and management of the Game, including but not limited to obtaining all the necessary governmental approvals, licenses or permissions as the case may be. Licensee shall also control, manage and supervise the wholly-owned subsidiary to ensure it complies fully with the terms of this Agreement and at all times to act in the best interest of RGI. The approved subsidiary may not further sublicense this Agreement.

2.8.3	Notwithstanding the above, the Licensee shall remain wholly responsible for the full and proper performance of its obligations under this Agreement. Accordingly, Licensee shall remain primarily, wholly and solely liable to RGI for all actions, omissions, negligence, infringement, breach and/or willful default of its wholly owned subsidiary and shall indemnify RGI for any loss, damages, costs and/or expense arising howsoever caused.

2.9	Legends. Licensee agrees that it shall cause to be displayed, conspicuously and legibly, on all materials produced pursuant to this Agreement, appropriate copyright and/or trademark notices in the name of and as Approved by RGI. Licensee further agrees to prominently feature the logos of RGI on all such materials. Licensee agrees not to alter, erase, deface, or overprint any RGI Trademark or Trademark provided to Licensee by RGI.

2.10	Domain Names.

2.10.1	Licensee agrees not to use or register, or authorize others to use or register, any corporate, domain, trade or service name containing RGI’s trademarks, service marks, or other intellectual property, or any component or alternate spelling thereof or any similar or confusingly similar term thereto, at any time, whether during the Term or after termination or expiration of this Agreement unless with the prior Approval of RGI as provided below.

2.10.2	If Licensee wishes to register a domain name in connection with the trademarks and/or service marks, or other RGI intellectual property regarding to the operation of the Game, Licensee shall submit a written request to RGI containing all applicable information regarding the registration of such domain, including but not limited to the requested domain name, the organization registering such domain name, the duration of the requested domain name registration, and how the domain name and website will be administered and maintained. If RGI in its sole discretion authorized such registration, Licensee shall register such domain name in the name of RGI. Licensee shall be responsible for all costs or fees associated with such domain name registration. In the event the domain name cannot be registered in the name of RGI due to prohibition by local law and/or regulation, Licensee shall register such domain name in its own name and expressly agrees to assign such domain name to RGI or its designee within ten (10) business days following expiration or termination of this Agreement.

2.10.3	If Licensee has registered any corporate, domain, trade or service name containing a RGI trademark, service mark, or other intellectual property, or any component or alternate spelling thereof or any similar or confusingly similar term thereto, prior to the execution of this Agreement, Licensee shall assign such corporate, domain or service name and all rights and good will associated therewith to RGI or either its designee within ten (10) business days of the execution of this Agreement. Notwithstanding the above if any web domain hosted by Licensee, uses both RGI and Licensee’s Marks, Licensee must discontinue use within ten (10) business days of termination of this Agreement.

2.10.4	If Licensee fails to assign such corporate, domain or service names within ten (10) business days as required herein, RGI shall automatically be deemed appointed Licensee’s attorney-in-fact (which agency shall be coupled with an interest) with full right, power, and authority to execute, verify, acknowledge, and deliver such assignments, documents, or other instruments in the name of and on behalf of Licensee.

CONFIDENTIAL

2.11	RGI’s Reserved Rights.

2.11.1	Changes in the Game. As between Licensee and RGI, RGI shall have the right to modify the Game in any manner and at any time without liability to Licensee save that the Licensee shall not be required to pay any additional fee to RGI for such modification. However, in the event that a modification of the Game is due to an error by RGI and is not due to an enhancement in functionality, feature offerings or other general improvement of the Game, then Licensee shall make any modification wholly at its own discretion. Licensee agrees to cooperate with and promptly implement any changes mandated by RGI, including without limitation, creating new Marketing Materials, Localizations or changes to the Website, EULA and TOU.

2.11.2	Release Dates. As between Licensee and RGI, RGI shall determine all release dates related to the Localized Game, including without limitation (i) the release date of the Alpha, Closed Beta, Open Beta and length of the testing periods for all of the foregoing; (ii) the Commercial Release Date; and (iii) any dates related to any updates or upgrades to the Localized Game, if any. RGI shall consult with Licensee regarding determining an exact Commercial Release Date, provided, however that RGI shall ultimately determine the Commercial Release Date of the Game throughout the Territory in its sole discretion.

2.11.3	RGI and Game products and/or services within the Territory. The licenses granted hereunder are personal and specific. Excepting those rights expressly granted to Licensee hereunder, RGI reserves the right to exploit its intellectual property in any manner, including the right to grant licenses to third parties for further exploitation of the Game franchise, such as movie and television exploitation and merchandising, or the exploitation of other versions of the Game. Licensee shall not be due any consideration regarding any such exploitation. Except as solely provided in this Section 2, RGI reserves the right to promote, advertise, distribute and otherwise exploit any Game product or item including subsequent versions of the Game during the Term throughout the world.

2.12	Localized Game and Localized Website Advertising. Licensee may submit to RGI proposals for in-game advertising, including, without limitation, sponsored Virtual Property and in-game product placement, which proposals shall include, at a minimum: (i) the description of the advertising; and (ii) the Advertising Revenue to be generated from such advertising. RGI may accept or reject each such advertising proposal at its sole discretion. Licensee may, upon RGl’s Approval, sell advertising on the Localized Website, which shall be limited to designated areas of the Localized Website as determined by RGI and such advertising conforms to RGI’s then current advertising guidelines and policies, which RGI may modify from time to time at its discretion and provide the same to Licensee.

2.13	Management Team and Dedication to Game. Licensee shall dedicate the services of those individuals and positions set forth in the Implementation Plan (the “Management Team”) to the performance of its obligations under this Agreement. Licensee understands and agrees that the dedication of the Management Team’s priority and focused efforts toward the performance of this Agreement, including but not limited to the implementation, marketing, hosting, and operating of the Localized Game is a significant inducement to RGI entering into this Agreement. Licensee shall promptly notify RGI should any of the Management Team be terminated or re-tasked for any reason and Licensee shall promptly replace such person, with a person of equivalent or higher qualifications and experience to be Approved by RGI. Licensee represents and warrants that it shall have the necessary resources and capabilities to perform its obligations hereunder in a professional manner and its performance shall be of a high grade, nature, and quality. Additionally, Licensee agrees that it will not commence development, licensing, or other exploitation of any concept or product, either on its own behalf or under any arrangement with a third party that will compete, directly or indirectly, with the Game or otherwise significantly interfere with Licensee’s obligations under this Agreement.

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2.14	Licensee Personnel. In addition to the Management Team, Licensee shall make good faith diligent efforts to hire or assign personnel for the key positions set forth in the Implementation Plan to perform Licensee’s obligations under this Agreement (“Key Positions”). Licensee shall promptly notify RGI should any of the persons in the Key Positions be terminated for any reason and Licensee shall promptly replace such person, with a person of equivalent or higher qualifications and experience.

2.15	Additional Restrictions. Licensee acknowledges that the Game and Server Software, its underlying source code, structure and organization, constitute valuable Intellectual Property Rights of RGI. Licensee shall take all steps necessary to protect RGI’s rights in the Game and Server Software in the United States of America and all other components of the Game which shall be no less than RGI’s own steps to protect its rights in the Game and Server Software. Except as expressly provided in this Agreement, Licensee may not use or otherwise exploit the Game and Server Software. Without limiting the foregoing, Licensee shall not:

2.15.1	modify the Game and Server Software, and/or any component thereof; or

2.15.2	remove any copyright or other proprietary notices or labels on or in the Game and Server Software or omit it from (or make less readable in) the Localized Game and Server Software; or

2.15.3	develop concepts, specifications or content for any software in reliance or reference to those of the Game and Server Software; or

2.15.4	decipher, reverse engineer, decompile or disassemble the Game and Server Software, develop derivative works thereof, or attempt to do any of the foregoing, or knowingly allow others to do so.

3.	Ownership.

3.1	Ownership. Notwithstanding anything contained herein to the contrary, RGI (subject to the underlying rights of its licensors) owns and shall own all of the Intellectual Property Rights in and to all elements, versions, improvements and derivatives of: the Game; the Localized Game; the Server Software; the Localized Server, the Game Cards, the Physical Products; the RGI Trademarks; Promotional Merchandise; Marketing Materials; Promotional Events; including but not limited to character names and likenesses, Virtual Property, music, sounds, environments, inventions, and know-how relating to the implementation, design, content and maintenance of the Game. RGI owns and shall own all of the Intellectual Property Rights in and to all elements, versions, improvements and derivatives of the RGI Trademarks. The use by Licensee of any of these property rights is authorized only for the purposes and under the terms herein set forth and upon expiration or termination of this Agreement for any reason, such authorization shall immediately cease. Notwithstanding anything contained herein to the contrary and subject to the foregoing, the Licensee (subject to the underlying rights of its licensors) owns in the Localization, and Game Currency. Both parties shall jointly own, in equal part, all Account information, Game Data, User and game databases created as a result of Licensee’s operation of the Game during the Term. Licensee shall deliver a database report containing all Account information no later than ten (10) days after the end of each calendar month during the entire Term. RGI commits that it will not attempt to, directly or indirectly, contact any User via Account information obtained from Licensee during the Term, unless mutually agreed upon otherwise by both parties.

3.2	Licensee’s Ownership. Licensee (or its lender or lessor) shall own all Hardware, subject to RGI’s ownership of the intellectual property contained on or in such Hardware. Licensee shall ensure that no Person shall be permitted to remove any Hardware or component thereof containing any of the elements described in Section 3.1 without RGI first receiving written notice and reasonable time to have such elements removed from such Hardware or component thereof.

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3.3	Work for Hire; Assignment. As part of this Agreement, and without additional compensation, Licensee acknowledges and agrees that any and all tangible and intangible property and work products, ideas, inventions, discoveries and improvements, whether or not patentable, which are conceived/developed/created/obtained or first reduced to practice by Licensee or any third party under the direction of Licensee in connection with the marketing, implementation, operation, Localization, and maintenance of the Game (collectively referred to as the “Work Product”), including, without limitation, all technical notes, schematics, software source and object code, prototypes, breadboards, computer models, artwork, sketches, designs, game rules, drawings, paintings, illustrations, computer-generated artwork, animations, video, film, artistic materials, photographs, literature, methods, processes, voice recordings, vocal performances, narrations, music, spoken word recordings and unique character voices, shall be considered “works made for hire” and therefore all right, title and interest therein (including, without limitation, Patents and Copyrights) shall vest exclusively in RGI. To the extent that all or any part of such Work Product does not qualify as a “work made for hire” under applicable law, Licensee without further compensation therefore does hereby irrevocably assign, transfer and convey in perpetuity to RGI and its successors and assigns the entire worldwide right, title, and interest in and to the Work Product including, without limitation, all patent rights, copyrights, mask work rights, trade secret rights and other proprietary rights therein. Such assignment includes the transfer and assignment to RGI and its successors and assigns of any and all moral rights which Licensee may have in the Work Product. Licensee acknowledges and understands that moral rights include the right of an author: to be known as the author of a work; to prevent others from being named as the author of the works; to prevent others from falsely attributing to an author the authorship of a work which he/she has not in fact created; to prevent others from making deforming changes in an author’s work; to withdraw a published work from distribution if it no longer represents the views of the author; and to prevent others from using the work or the author’s name in such a way as to reflect on his/her professional standing.

3.4	In the event that assignment, transfer and conveyance in perpetuity to RGI under Section 3.3 above is not permissible under local laws, Licensee agrees as follows:

3.4.1	it hereby grants a royalty free and assignable/sublicensable right to RGI to use the Work Product for the duration of this Agreement for such purpose as RGI shall deem appropriate;

3.4.2	it shall immediately assign, transfer and convey all its rights, title and interest in the aforesaid Work Product to RGI upon the expiry or earlier termination of this Agreement; and

3.4.3	it shall only exploit the Work Product as otherwise permitted under this Agreement and will not allow any third party to use such Work Product without first obtaining RGI’s prior Approval.

3.5	Cooperation and Execution of Further Documents. Upon request, Licensee agrees to promptly assist RGI in the filing and recording of RGI’s trade names, Copyrights, Patents and Trademarks in the Territory, all reasonable costs to be paid by RGI and/or Licensee, as applicable. If Licensee fails to do so, RGI may execute such documents as Licensee’s attorney in fact, which appointment will be irrevocable and coupled with an interest.

3.6	Goodwill and Protection: Licensee acknowledges that:

3.6.1	The Game, including without limitation, the characters, character names, environments, locations, Trademarks, service marks, logos and images associated with the Game, are unique and original and RGI is the owner thereof;

3.6.2	As the result of the marketing, exhibition and exploitation of the Game and the Localized Game, RGI has acquired a substantial and valuable goodwill therein;

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3.6.3	The names of the characters and their likenesses, as applicable, and the title of the Game and Localized Game have acquired a secondary meaning as trademarks uniquely associated with merchandise authorized by RGI;

3.6.4	All rights in any additional material, new versions, rearrangements or other changes in the Game which may be created by or for Licensee shall be and will remain the exclusive property of RGI from creation; and

3.6.5	Any Copyrights, Trademarks and Patents heretofore obtained by RGI in connection with the Game and Localized Game are good and valid.

3.7	No Licensee Rights in Trademarks. Patents or Copyrights. Licensee has paid no consideration for the use of RGI’s Trademarks, Patents, logos, character names and likenesses, Copyrights, trade secrets, trade names or designations, and nothing contained in this Agreement shall give Licensee any interest in any of them. Licensee acknowledges that RGI owns and retains all proprietary rights in all elements of the Game and Localized Game (but not the Localization) and the associated marketing thereof, and agrees that it shall not at any time during or after this Agreement challenge the validity of such ownership, assert or claim any interest in or do anything that may adversely affect the validity or enforceability of any Trademark, Patent, trade name, trade secret, Copyright or logo asserted as belonging to or licensed to RGI (including, without limitation, any act, or assistance to any act, which may infringe or lead to the infringement of any Copyright in any RGI product).

3.8	No Continuing Right. Upon expiration or termination of this Agreement, Licensee shall cease marketing and use of all RGI’s names, marks, logos and designations.

3.9	Obligation to Protect. Licensee agrees to use its best efforts to protect RGI’s proprietary rights and to cooperate with RGI’s efforts to protect its proprietary rights.

3.10	No unauthorized access, modification or interference with RGI’s Intellectual Property Rights. Licensee shall not without prior written authorization and consent of RGI access, modify or otherwise interfere with the Intellectual Property Rights of RGI, as applicable including but not limited to Server Software, the Localized Game or any component thereof, the Trademarks and copyrighted materials belonging to or provided by RGI. Licensee may not integrate any third party materials, software or hardware with the Game or with the Server Software (localized or otherwise) without first obtaining Approval from RGI. Licensee shall propose an integration plan regarding Licensee’s billing system to RGI for RGI’s review and Approval.

4.	Exclusivity.

4.1	Obligation. Licensee shall not enter into any publishing, distribution, marketing, or other similar agreement for the publication, distribution, marketing, advertisement, public display, or any other exploitation within the Territory and during the Term of any [***] that features a microtransaction-supported business model including without limitation the sale, licensing or other disposition of virtual currency or virtual items.

4.2	List of Examples. For greater clarity, the following interactive games are commonly accepted by both Licensee and RGI as examples, at the time of this Agreement, of [***]. The following are not intended to constitute an exhaustive list of games that may are considered [***], but rather serve to further define the genre:

•	[***]

•	[***]

•	League of Legends

•	[***]

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•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

4.3	Moratorium. Licensee will not publish, launch, distribute or otherwise commence exploitation of any game in the [***] or [***] (other than Exempted Games) within three (3) months of the Game entering Open Beta in any portion of the Territory.

4.4	Exemption. Notwithstanding the above, Licensee may publish, distribute, market or otherwise exploit [***] games within the Territory that do not utilize a microtransaction-supported business model, provided that (i) any agreement to exploit such [***] games was executed by Licensee prior to this Agreement, (each, an “Exempted Game”), And (ii) Licensee pays to RGI [***] of its net revenue earned in the Territories from all such agreements on a monthly basis for the duration of the Term. For further clarity net revenue in this paragraph is defined as gross revenues minus transaction costs and developer royalties. Should any Exempted Game convert to a business model at least partially supported by microtransactions the provisions in this Section shall not apply.

5.	Hardware and Software.

5.1	Network Consultation. The parties acknowledge that the operation of the Game requires a complex, high-quality computer network with high-volume access to the Internet. The parties shall collaborate regarding the projected hardware, software, Internet connection requirements, and bandwidth and collocation service providers for the Territory. Following this collaboration, but in no event later than thirty (30) days following the Effective Date, Licensee shall deliver to RGI for Approval by RGI, the Implementation Plan which shall include specifications and timing which Licensee hereby agrees to comply with. From time to time, RGI may recommend system and operating system requirements of Licensee. Regardless of system requirements recommended by RGI, Licensee is ultimately responsible for paying for and maintaining sufficient hardware, technology and personnel in order to meet Licensee’s obligations hereunder.

5.2	Implementation Plan. Licensee shall deliver the Implementation Plan to RGI no later than thirty (30) days following the Effective Date for RGI’s Approval (which Approval shall not be unreasonably withheld. In the event that Licensee fails to deliver an acceptable Implementation Plan within thirty (30) days following the Effective Date, RGI may immediately terminate this Agreement upon written notice to Licensee, without any liability to Licensee of any kind. Licensee shall ensure the timely performance of its obligations under the Implementation Plan, including, without limitation, procurement and installation of the specific equipment, third-party software and online services and implementation of employee hiring as required by the Implementation Plan. Notwithstanding anything in the Implementation Plan to the contrary, should Licensee fail to release either the Closed Beta by August 1, 2010 or the Open Beta in all countries of the Territory within three (3) calendar months following Licensee’s receipt of the Closed Beta from RGI, for any reason, including, without limitation, failure to obtain government approvals to Commercially Release the Game from any Government and/or Regulatory Agency, RGI may immediately terminate this Agreement upon written notice to Licensee, without any liability to Licensee of any kind.

5.3	Network Infrastructure. Licensee warrants, undertakes and guarantees that the Online Services including but not limited to bandwidth requirements, system availability, on-line access, verification and payment mechanisms, dedicated servers, remote access and control, security, maintenance and technical support, shall at all times comply with the Specifications and that it has obtained the necessary license, Approval, permits and consents from the relevant government or regulatory authorities in the Territory to provide the aforesaid Online Services for the Term of this Agreement.

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5.4	Hardware Installation; Data-Center Layout: Third Party Software. Licensee agrees to pay for and install all hardware in accordance with the Implementation Plan, including installing the equipment in accordance with the data-center layout plan contained therein and any updates thereto. Licensee further agrees to license, at its sole cost and expense, any third party software designated by RGI which is required for the operation of the Localized Game and/or the Server Software.

5.5	Modifications. Any variance by Licensee from or modification to the Implementation Plan or Specifications must first be Approved by RGI. RGI shall respond to any such requests for Approval from Licensee within a reasonable time. RGI shall have the right to change the Implementation Plan and Specifications from time to time and Licensee agrees to timely comply with all such changes at Licensee’s cost. However, in the event that a modification of the Game is due to an error by RGI and is not due to an enhancement in functionality, feature offerings or other general improvement of the Game, then Licensee shall make any such modification wholly at its own discretion.

5.6	Security. Licensee shall comply with RGI’s requirements for the security of all hardware and software as set forth in the Specifications, including without limitation, locked doors, biometrics, access logs, key cards and video surveillance.

5.7	Access by RGI and the RGI Contractor. Licensee shall at all times grant RGI’s Approved employees and the employees of RGI’s Contractor, if any, immediate access, either in-person or by remote means, within twenty-four hours’ prior written notice from RGI, to Licensee’s premises, the data-center and all systems contained therein, subject to the usual security and other conditions imposed on visitors to such premises. In addition to the foregoing, Licensee shall at all times grant RGI remote access, through a secure online connection to be Approved by RGI, to all Hardware on which Server Software is installed, including, without limitation, all Servers, and any and all Game Data stored therein.

5.8	Maintenance. Licensee shall ensure the regular maintenance, management and administration of the Online Services, Local Server and Server Software as set forth in the Specifications, including but not limited to twenty-four (24) hour a day, every day of the year, rapid response to issues. RGI shall provide such reasonable technical assistance as RGI deems appropriate pertaining to the Game and Server Software to facilitate the foregoing. Licensee shall provide the service level and quality assurance requirements for RGI review and Approval (which Approval may be withheld in RGI’s sole discretion) in the Implementation Plan. Licensee shall immediately report any failures, interruptions and customer complaints and notify RGI of the proposed and the actual fixes.

5.9	Required Upgrades. Licensee acknowledges that technological evolution and the demands of the User base will likely require the occasional upgrade of hardware and software systems. RGI will notify Licensee of required upgrades from time to time. Licensee shall promptly implement any such upgrades.

5.10	Localization. Licensee and RGI shall collaborate regarding the elements of the current and future Game and Server Software that should be Localized. Subsequently, RGI shall provide Licensee with a Localization specification describing the materials needing Localization, along with any applicable files, etc. Licensee agrees to timely complete all Localizations, at Licensee’s sole cost and deliver the Localized materials to RGI for Approval and integration no later than forty-five (45) days following Licensee’s receipt of the materials to be Localized from RGI. RGI may, but shall not be required to, provide Licensee with a “style guide” for use when Localizing materials; Licensee agrees to comply with the provisions and spirit of such style guide. Licensee may, from time to time during the Term, submit proposals to RGI regarding suggested modifications to various components of the Localized Game which may require RGI services, including, without limitation, modifications to Virtual Property to make such Virtual Property more appealing to Users in the Territory. RGI may accept or reject such proposals in RGI’s sole discretion.

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5.11	Integration. RGI shall be responsible for the Integration of all Localizations of the Game and Server Software.

5.12	Updates; Error Corrections. In the event Licensee discovers any material errors (also known as “bugs”) in either the Localized Game or Server Software, Licensee will promptly notify RGI with reasonable detail regarding the occurrence of the error. From time to time and in accordance with Exhibit G, RGI may develop updates of the Game and/or Server Software to correct errors or improve the Game. If Localization is necessary, RGI will inform Licensee and Licensee agrees to promptly perform such Localization. It is anticipated that certain updates to the Localized Game may be able to be effected when the User logs into the Server Software, however, it may be necessary for RGI to replace the replication master of the Localized Game; in which case, Licensee agrees to destroy its existing inventory of the Localized Game and replicate and distribute the updated Localized Game. RGI may, but is not obligated to provide Licensee with incremental content updates if any. In such event Licensee agrees to localize the content if necessary.

5.13	Hacking and Pirate Server Monitoring and Response. Licensee acknowledges that the Hacking of a MOBA and/or the creation, hosting, commercialization or other utilization of unauthorized or “pirated” Servers (each a “Pirate Server”) by third parties has a material adverse effect on the commercial viability and User experience of MOBAs. Licensee agrees to dedicate qualified personnel to monitor for Hacking and promptly respond when it is detected, so as to eliminate or minimize such negative impact. In the event RGI requests that Licensee deploy anti-hacking software, Licensee at its sole expense agrees to procure and operate same in accordance with RGI’s instructions. Additionally, Licensee shall use its best efforts to aggressively police for and shut down Pirate Servers, including, without limitation, taking any and all legal actions and remedies available in the Territory against the owners, hosts, creators and/or any other third parties related to such Pirate Servers.

5.14	No Unauthorized Bundling. Licensee shall not bundle any software, billing solution, advertisement or other material with any Game materials including but not limited to the Client, Physical Product, Game Cards or Game Marketing Materials without the prior written Approval of RGI. Further, Licensee shall not commingle any advertising, software or other material on the Website or the Server Software without the prior written Approval of RGI.

5.15	Backups. Licensee shall facilitate RGI’s or RGI’s designee’s backup efforts to backup the Server Software and all related databases. Licensee shall maintain the hardware necessary to support RGI’s backup efforts according to the Implementation Plan. Licensee may not make any copies of the Server Software or databases. Licensee shall have a plan in place to promptly restore a backup in the event the need arises. Upon request by RGI, Licensee shall rehearse such a restore during the Game Beta test (or at any other time) for the Territory. RGI shall have the right to require a third party be used for performing the backup function and Licensee agrees to grant such party access to the data center and allow the party to remove backup media for offsite storage in such instance.

5.16	Travel Expenses. To the extent that Licensee requests employees, officers or directors of RGI to travel to the Territory, Licensee shall pay all travel and hotel expenses for such employees, officer or directors. RGI may select the hotel of its choice provided such hotel shall not exceed an Expedia.com (or equivalent in the Territory) rating of four (4) stars. Licensee shall either directly pay such travel expenses or reimburse RGI for such travel expenses upon request, as decided by RGI from time to time. Any such expenses shall not be recoupable against Royalties and shall not be paid from Marketing Support Sums (as defined in Exhibit C).

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5.17	Game Cards. Licensee shall ensure that: (i) in the event that Game Time Cards are a revenue model as set forth in Exhibit D or any addendum to Exhibit D, Users may only access the Local Servers by using valid Game Time Cards generated by the Licensee and all each such Game Time Card shall expire after their fixed length of play time has passed; (ii) in the event that Game Currency Cards are a revenue model as set forth in Exhibit D or any addendum to Exhibit D, Users may only receive Game Currency through using valid Game Currency Cards generated by Licensee and each such Game Currency Card shall expire upon a User’s valid registration of such Game Currency Card with such User’s Account, whereby Licensee shall ensure that the corresponding value of Game Currency transfers upon such registration; and (iii) notwithstanding the foregoing in subparts (i) and (ii) of this Section to the contrary, all Game Cards will expire within 3 months from the expiration or earlier termination of this Agreement. Expiration of all Game Cards terminates RGI’s support obligations, if any.

5.18	Processing of Game Currency. Licensee shall be solely responsible for all aspects of the issuance, processing and settlement of Game Currency, including, without limitation: (i) the secure processing and settlement of Game Currency through a Billing System, the specifications of which shall be set forth in the Implementation Plan, and which Billing System shall be subject to RGI Approval; and (iv) the processing and settlement of microtransactions by Users engaging in authorized purchases of Game Currency through the Localized Game as allowed by RGI.

6.	Marketing.

6.1	Marketing Plan and Minimum Marketing Expenditure. Licensee shall use its best efforts to market the Localized Game, establish dedicated space in key retail outlets for Game promotion, distribute the Localized Game and sell Physical Products, Game Cards and Game Currency throughout the Territory in accordance with the terms of this Agreement. In furtherance of the foregoing, Licensee shall prepare a Marketing Plan to deliver to RGI for RGI’s Approval no later than thirty (30) days from the Effective Date, and shall commit the minimum sums specified in Exhibit C for such promotional, marketing and advertising purposes. Licensee agrees that the sums specified in Exhibit C shall be spent only on direct external marketing efforts, such as advertising purchases and distribution initiatives. No portion of the Minimum Marketing Expenditure shall be spent on the internal costs of Licensee, such as operational wages of marketing employees and sub-contractors as well as other expenses and operating costs as specified in Exhibit C. Licensee agrees that the Marketing Plan will include, but not be limited to, descriptions regarding efforts to distribute the Localized Game, Game Cards and Physical Products; print, television, radio, online and other media advertising; in-store merchandising and/or circulars; co-op advertising; tradeshows; in-game promotions; promotions outside of the Game including without limitation via websites; national public relations programs; attendance and participation in videogame industry trade shows for each year of the Term and other marketing efforts (collectively, the “Marketing Support Commitment”).

6.2	Marketing Reports. In addition to the Marketing Plan, Licensee shall submit (i) quarterly marketing reports to RGI together with a detailed description and exact cost for each marketing effort occurring during the previous quarter and the results of previous marketing efforts, including quarterly sales results and quarterly sales forecasts by Revenue Generation Method (as described in Section 7), channel and region, in order to allow RGI to provide meaningful input into future marketing plans and (ii) monthly electronic delivery of updates and/or database reports of Accounts and other customer and Localized Game information and data.

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6.3	Standards. Licensee agrees: that (i) the Localized Game and all Marketing Materials shall be of the highest standard and of such style, appearance and quality as shall in the sole judgment of RGI be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of RGI’s reputation and the goodwill associated with the RGI Trademarks; (ii) the Physical Products, Game Cards, Game Currency and Localized Game shall be produced, packaged, sold, distributed, marketed and serviced in accordance with all applicable Laws; (iii) the policy of sale, distribution, and/or Exploitation by Licensee hereunder shall be of equivalent high standard and style as that of RGI in the United States; and (iv) the same shall in no manner reflect adversely upon the Game or RGI either inside or outside the Territory. Licensee acknowledges that if the Localized Game, Physical Products, Game Cards, Game Currency, Website and Marketing Materials manufactured, operated, distributed and/or sold by it hereunder, as applicable, were of inferior quality in design, material or workmanship, the substantial goodwill which RGI has established and now possesses in the RGI Trademarks would be impaired. Accordingly, Licensee further specifically covenants and agrees to keep RGI informed of its implementation of the Marketing Plan, and to consult RGI as the Localization of the Game is being prepared under the Implementation Plan so that there will be full opportunity for RGI to deter Licensee from any use of the Game that would alter the successful concepts associated with the Game, including any new concepts RGI develops for the Game. Licensee will maintain the spirit of the Game and will use the RGI Trademarks only in conformity with the usage standards set forth in this Section 6.3. All uses of the RGI Trademarks in the marketing of the Localized Game as well as the Localization of the Game and Server Software will be consistent with the high standards, quality and spirit of the Game. No uses of the RGI Trademarks as well as no Localization of the Game and Server Software will deviate substantially from the Game, impair the value of the Game by reason of poor quality, insufficient resemblance to the Game, or be in bad taste or otherwise objectionable. The content and character of the Localized Game will, in all circumstances, be free of vulgar and/or obscene content (under any standards). The appearance, dialogue and actions of the characters portrayed in the Localized Game will be consistent with the spirit of such characters as they appear in the Game. Licensee will not distribute, offer to sell or sell any Physical Product, Game Currency, or Localized Game that is damaged, defective or otherwise fails to meet the specifications and/or quality control or notice requirements of this Agreement. Licensee will comply with all applicable Laws in connection with the Localized Game, Physical Product, Game Cards, Game Currency and Marketing Materials, and any sale and/or distribution by Licensee hereunder will accord with good commercial practices. Licensee agrees to use commercially reasonable efforts to secure safe and humane working conditions and reasonable environmental protections for its employees involved in the Exploitation of Game and in all its contractual arrangements for manufacturing and distribution of the Marketing Materials, Physical Products, Game Cards, and Localized Game.

6.3.1	Distribution “Best Efforts”. Licensee shall endeavor to use best efforts for all distribution within the Territory of the Localized Game, Game Cards and Physical Products. Specifically, Licensee commits to pursue automatic install options for PC cafes and similar venues and other preferred methods of user acquisition whenever reasonably possible and feasible.

6.4	Approvals. Notwithstanding anything to the contrary in this Agreement, the Localization of the Game (including individual components thereof), Physical Products, Game Currency, Game Cards, Marketing Materials, Promotional Events, and all other items, activities or the like, which Licensee may desire to create and/or perform hereunder, as well as press releases which relate to the Game, press releases containing quotes from RGI representatives or employees, insofar as any of the foregoing pertain to the Game, or this Agreement must be pre-Approved by RGI.

6.5	Submissions. Without limitation to the foregoing, Licensee shall submit to RGI for its review with a reasonable amount of production samples each of the materials set forth in this Section 6.5 along with English-language translations of same. All submissions made to RGI pursuant to this Section 6.5 must be made within a reasonable amount of time for RGI to diligently review the submissions and allow for reasonable changes, if any. Any submissions involving Game or Server Software which require access keys or codes shall be accompanied by ten (10) such access keys or codes, as applicable.

6.5.1	Detailed specifications for the Localization of the Game, Server Software, and Website, which will be submitted to RGI on the timetable set forth in the Implementation Plan;

6.5.2	Any proposed and preliminary Original Artwork and text created by or on behalf of Licensee to be embodied or incorporated into a Localized Game, Server Software, Physical Products, Game Cards, Game Currency or Marketing Materials thereof, which will be submitted to RGI at least [thirty (30)] days before the creation of any Alpha release;

6.5.3	The Alpha release of the Localized Game, and any upgrades thereto and all proposed Instructional Guides, which will be submitted to RGI upon creation;

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6.5.4	The Beta releases (Open and Closed Betas) of the Localized Game and any upgrades thereto and all proposed Instructional Guides, which will be submitted to RGI at least sixty (60) days prior to its scheduled public release.

6.5.5	The Website for the Localized Game which will be submitted to RGI promptly after it is created but at least sixty (60) days prior to its scheduled first public display.

6.5.6	The “final release candidate” of the Localized Game, and any upgrades thereto which will be submitted to RGI promptly after it is created but at least sixty (60) days prior to its scheduled Commercial Release (“Final Release Candidate”);

6.5.7	The “Gold Master” of the Localized Game, and any upgrades thereto, meaning a replication master embodying the Localized Game together with its Packaging Materials and all proposed Instructional Guides intended for Commercial Release, promptly upon creation, but at least thirty (30) days prior to its scheduled Commercial Release;

6.5.8	Each version of a proposed Physical Product or Game Card together with, if any, its Packaging Materials and Instructional Guides;

6.5.9	All Marketing Materials and Packaging Materials;

6.5.10	All proposed press releases or published public statements involving this Agreement or the rights or obligations herein contained;

6.5.11	All proposed Promotional Events and/or other promotional activities, which shall describe and detail in writing the proposed activity, advertising or other promotional materials, the proposed venue and any proposed vendor of such activity, and such other information RGI may request from time to time; and

6.5.12	Any changes desired by Licensee to any of the submissions above after that original Approval by RGI hereunder in accordance with the same procedures set forth herein.

6.6	Failure to Achieve Approval. If Licensee cannot achieve the quality or technical standards equivalent to those of the English version of the Game within forty-five (45) calendar days after Licensee’s initial submission to RGI for Approval of the each of the Alpha, Beta, Final Release Candidates, and Gold Master versions, RGI may terminate this Agreement upon seven (7) days prior notice.

6.7	No Distribution prior to Approval. Licensee will not Commercially Release or publicly distribute or perform, as applicable, any Physical Product, Game Currency, Localized Game (or components thereof), or related Marketing Materials, Promotional Events, or any press releases or public statements involving this Agreement that fails to conform to the specifications submitted to and Approved by RGI and the standards set forth herein. Breach of this provision will be deemed a material breach of this Agreement.

6.8	No Modification of Approved Materials. Once each of the submissions has been Approved, Licensee shall not depart therefrom in any respect without first obtaining RGI’s further Approval in accordance herewith or add any additional element(s) (including without limitation, in-packed flyers, business reply cards and so on) without RGI’s additional Approval in each case. Licensee agrees to periodically furnish RGI, at no charge, additional samples of Physical Products, Game Cards, Localized Game (or components thereof), and Marketing Materials which RGI may deem reasonably necessary in order to permit RGI to ensure that the quality of the Game has been maintained and that no deviation and/or modification of RGI Approved Physical Products, Game Cards, Localized Game (or components thereof), or Marketing Materials has occurred. Without limiting its rights and remedies, RGI shall have the right to withdraw its prior Approval if the quality of any Localized Game (or components thereof), or Marketing Material ceases to be acceptable and, further, to require that Licensee immediately discontinue marketing, distribution, and sales of any such items that do not meet the quality standards of RGI. Without limiting the foregoing, Licensee will send to RGI three (3) samples of any Physical Product, Game Cards, Localized Game (and components thereof), and Marketing Materials within ten (10) days after their first Commercial Release or public distribution. If such item includes or consists of the Localized Game that is acquired and installed by the User by means of a “download” or transmission via an online connection, Licensee will provide RGI with access to such Localized Game (by way of a password or any other means) prior to its Commercial Release. Approval under this Section does not waive RGI’s rights or Licensee’s duties under any provision of the Agreement. Approval by RGI does not imply or suggest endorsement or Approval of the safety of the proposed item.

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6.9	Inspection. Duly authorized representatives of RGI shall have the right, at any and all reasonable times, upon at least 48 hour prior notice, to inspect all facilities or premises maintained by Licensee during normal operation hours including, without limitation, the plants, factories, customer service areas or other manufacturing or producing facilities of Licensee or third parties at which the Physical Products, Game Cards, Localized Game, or Marketing Materials, and/or any components thereof are being created, manufactured or distributed. Said representatives shall have the right to inspect and test any Physical Product, Game Cards or Marketing Materials, and/or any components thereof, and to take any other action which in the sole opinion of RGI is necessary or proper to assure RGI that the nature and quality of the Physical Product, Game Cards, Localized Game and Marketing Materials, and/or all components thereof are in accordance with the requirements of this Agreement.

6.10	Restriction on Real Money Transactions. Licensee shall not engage in, endorse or associate itself with any Real Money Transactions, unless specifically Approved by RGI.

6.11	Licensee Covenants. Licensee covenants and agrees:

6.11.1	Efforts. To conduct business in a manner that reflects favorably on the goodwill and reputation of RGI;

6.11.2	Marketing Practices. To avoid deceptive, misleading or unethical trade practices, including but not limited to making representations, warranties or guarantees to customers or to the trade with respect to the specifications, features or capabilities of Physical Products, Game Cards and Localized Game that are inconsistent with the literature distributed by RGI, including all warranties and disclaimers contained in RGI literature;

6.11.3	Payment Methods. To use best efforts to utilize all common, popular or frequently used payment methods for the Game (such as universal Game Cards, mobile payment methods, etc.) as available in each respective Territory.

6.11.4	World Cyber Games. To use best efforts to secure League of Legends as a chosen title by the World Cyber Games during the Term.

6.11.5	Object Code. To distribute the Localized Game only in machine-readable object code format;

6.11.6	EULA and TOU. Not to add to, delete or otherwise vary from any of the terms and conditions of the RGI Approved EULA and TOU without the prior written Approval of RGI, provided, however, that such approval shall not be unreasonably withheld if such modifications are required by Governmental Order. Each user of the Localized Game must be shown and agree to the EULA and TOU agreement for the Localized Game. Licensee will use its best efforts to police and enforce the terms of use applicable to such Localized Game.

6.11.7	Trademarks and Trade Names. Not to distribute any Physical Products, Game Currency, Localized Game, Game Cards and Marketing Materials under any trade names or trademarks other than those employed by RGI with respect thereto without the Approval of RGI; and

6.11.8	Age Appropriateness. Licensee shall place a conspicuous disclaimer regarding the lowest consumer age demographic which meets at least the minimum requirements prescribed by the applicable Government and/or Regulatory Agency for the Game Cards, Online Virtual Game Cards, or Localized Game on any Marketing Material, promotional or other material for the Game Cards, Online Virtual Game Cards, or Localized Game.

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6.11.9	Changes to Specifications Implementation Plan. Licensee shall be responsible, at its sole expense, for any costs resulting from any changes or modifications to the Specifications and/or Implementation Plan.

6.11.10	Personnel. Licensee shall have adequate personnel dedicated to the marketing of the Physical Product, Game Cards and Localized Game.

6.12	Market Conditions. Licensee shall advise RGI promptly concerning any market information that comes to Licensee’s attention regarding the Game, RGI’s market position or the continued competitiveness of the Game in the marketplace.

6.13	Corporate Guarantee. As a condition precedent to this Agreement, and in a manner acceptable to RGI, Licensee shall, simultaneously with the execution of this Agreement, cause Garena Online Private Limited to enter into that certain Guarantee Agreement attached hereto and incorporated herein as Exhibit E.

6.14	Dealing with Users. Prior to accepting any fee or other charge from any User interested in acquiring access to the Localized Game, Licensee shall inform the User that acquisition of such access is subject to the terms and conditions of the EULA and TOU. A sample copy of the EULA and TOU shall be available from the Licensee for review by all prospective Users dealing with Licensee prior to access of the Localized Game.

6.15	Artwork. RGI shall supply Licensee with reasonable amounts of artwork and related materials, including without limitation, artwork from the Game style guide for use in the Localized Game and Marketing Materials, upon reasonable request by Licensee. Licensee shall pay RGI’s direct, actual, out-of-pocket cost for providing artwork which is specifically requested by Licensee, including any fees or royalties due creators or artists in connection therewith. All artwork which is dependent upon, derived from or incorporating any of the Game, or any reproduction thereof, and all copyrights therein shall, notwithstanding its creation or use by Licensee, be and remain solely the property of RGI provided that Licensee is given a limited, royalty-free, non-transferable license during the Term and only within the Territory to use such artwork solely for the purpose of advertising, promoting and marketing the Localized Game as Approved by RGI. RGI shall be entitled to use the same and to license the use of the same by others outside of the Territory during the Term and throughout the world, including within the Territory following the termination or expiration of this Agreement provided that RGI shall pay or collect a reasonable license fee for such use and share the same with the Licensee equally until the Licensee has recouped its expenditure on such artwork. However, this license grant shall in no way diminish or abrogate RGI’s rights in the underlying work. Further, any artwork produced by Licensee may not be used by Licensee for any purpose other than as set forth in this Agreement. Any reproduction or use of such artwork shall be on a non-exclusive basis. Any artwork created by or for Licensee shall be true to the RGI style guide for the Game.

6.16	Inventory. Licensee shall maintain an inventory of Physical Product, Game Cards and the Localized Game sufficient to adequately serve the needs of Users within a commercially reasonable time frame. Licensee shall not modify, change, increase or decrease the declared retail price of the Game Currency, and/or Virtual Items without prior notification to RGI.

6.17	No Premiums. Unless Approved by RGI, Licensee will not offer any Physical Product, Game Cards or Game Currency as a premium in connection with any other product or service.

6.18	Logos. Licensee’s logo may appear no greater than the size, either horizontally or vertically, of RGI’s logo, on any Game element, Physical Product or Website. All mention of Licensee’s name and logo shall be in the context of RGI’s distributor within the Territory. No Marketing Materials shall contain Licensee’s or any third party logos without the prior written Approval of RGI.

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7.	Financial.

7.1	Revenue Generation Methods. All revenue generated by Game activities hereunder must be recorded by Licensee and/or its 100% owned subsidiary which is granted the sub-license rights pursuant to Section 2.7 of the Agreement. All revenue generation methods for the Game as agreed upon by the Parties shall be set forth on Exhibit D attached hereto (each a “Revenue Generation Method”). At execution of this Agreement, the parties have agreed the revenue generation methods for the Game as more specifically set forth in Exhibit D-l. Initially, Exhibit D1 will only describe the Retail Sales Revenue, Online Revenue, Advertising Revenue and Game Card Sales Revenue models. As RGI and Licensee mutually approve additional or alternative revenue models, if ever, these will be added to the agreement as additional Exhibit Ds, with a numerical designator added (the next revenue model will be described on Exhibit D2, the next on D3, and so on). In the event of an inconsistency between the main body of this Agreement and Exhibit D, then Exhibit D shall prevail.

7.2	Payments. In consideration of the exclusive appointment and grant of license herein, Licensee shall pay RGI the following:

7.2.1	Non-recoupable License Fee. Licensee shall pay to RGI a non-refundable and non-recoupable license fee in the amount of [***] (the “License Fee”) payable as follows:

7.2.1.1.	[***] upon execution of this Agreement; and

7.2.1.2.	[***] upon Commercial Release of the Game in any country within the Territory.

7.2.1.3.	Licensee’s failure to pay either of the payments set forth in Sections 7.2.1.1 or 7.2.1.2 within the time periods set forth therein shall be deemed a material breach of this Agreement, and RGI, in addition to any remedies available to it at law or in equity, may immediately terminate this Agreement upon written notice to Licensee without any liability to Licensee of any kind.

7.2.2	[***]

7.2.2.1.	[***]

7.2.2.2.	[***]

7.2.2.3.	[***]

7.3	[***]

7.4	Royalties. Licensee shall pay RGI the royalties (“Royalties”) in accordance with the rates described in Exhibit D. [***] Licensee shall ensure all Royalties are paid in accordance with the provisions of this Agreement and Exhibit D.

7.5	Payments. Except as otherwise provided by RGI in writing, the License Fee, the [***] and all Royalties payable to RGI hereunder shall be paid by wire transfer to the following account with no deductions set-off or withholding of any kind, including, without limitation for currency conversion, wiring charges or any tax that may be levied according to local or international law:

[***]

7.6	Currency; Exchange Rate. All payments, including but not limited to the License Fee, [***], and Royalties shall be paid in U.S. Dollars, and in the event Licensee has any receipts or revenues earned in currencies other than in U.S. Dollars, Licensee shall, at Licensee’s cost, convert said amounts each month into U.S. Dollars based upon the exchange rate published by the Wall Street Journal as of the fifteenth day of such month or if such day shall fall on a non-business day then as of the first business day following said fifteenth day.

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7.7	Except and/or unless as otherwise expressly stated in this Agreement, all License Fee payments, [***] payments, Royalties or other payments made to RGI hereunder shall be made without deduction for any local, state, federal or foreign taxes or duties and/or withholding taxes. Licensee shall be responsible for the payment of any and all taxes, licenses, duties and fees of Licensee or RGI including any withholding tax in connection with the marketing, distribution, sale, possession, use or sublicensing of the Localized Game (inclusive of value added taxes, but exclusive of taxes based on RGI’s net income). Licensee hereby agrees to pay and to indemnify RGI from all such duties, taxes and fees as may be imposed upon RGI with respect to the marketing, distribution, sale, possession, use or sublicensing of the replicated RGI Products pursuant to this Agreement. In the event Licensee is precluded by applicable law from making payments free of deductions, then Licensee shall pay to RGI such additional amounts as necessary so that the actual amount received by RGI shall be the same as though no such deduction had been made.

7.8	Currency Control. Licensee shall obtain the necessary Approvals and registrations (including any reporting requirements to the central bank or monetary authority as the case may be) as required by the appropriate authorities to ensure that all currency control requirements have been met in order to facilitate the smooth and timely payments of the sums (in United States Dollars) due to RGI under this Agreement.

7.9	Pricing. Licensee shall determine the pricing of the Game Currency, Game Cards, Virtual Property, Physical Product, Game Cards and Localized Game within the Territory in consultation with RGI.

7.10	Accounting; Payment Method.

7.10.1	Licensee will, not later than the tenth (10th) day following each calendar month during the Term of this Agreement and any extension thereof, and thereafter so long as any revenue or sales are generated or otherwise made by Licensee, furnish to RGI a full, complete and accurate statement itemized by Revenue Generation Method, under Section 7.1 and each Exhibit D, showing: (i) the number, description and prices at which the Game is Exploited, (ii) Retail Sales Revenue, (iii) Game Card Sales Revenue, (iv) Advertising Revenue, (v) Online Revenue separated by payment method, (vi) Physical Products manufactured, distributed, shipped, and/or sold, (vii) Game Cards manufactured, distributed, shipped, sold and/or registered; (viii) Royalties generated for the preceding month; and (ix) the remaining amount of the [***] for the applicable Period to be paid by Licensee, if any (each a “Monthly Statement”). Licensee will also include a statement of any returns made and copies of all related invoices. All such statements will be furnished whether or not any payments have been made to Licensee in the said preceding month and will be certified to be accurate by an officer of Licensee. Licensee shall, with the submission of each Monthly Statement pay all Royalties payable to RGI as shown thereon. Licensee shall pay such Royalties to RGI with the submission of the applicable Monthly Statement. RGI’s receipt of statements or payments will not prevent it from questioning the correctness of the statements.

7.10.2	Licensee agrees that any inconsistencies or mistakes discovered in the statements will be promptly rectified and the appropriate payments made by Licensee. Interest at the rate of [***] per month, not compounded, (but in no event more than the maximum amount permitted by law), shall accrue on any amount due hereunder, from the date such payments are due until the date of payment. Time is of the essence with respect to all payments under this Agreement. RGI’s right hereunder to interest on late payments shall not preclude RGI from exercising any of its other rights or remedies pursuant to this Agreement or otherwise with regard to Licensee’s failure to make timely remittances.

7.11	Licensee shall, upon RGI’s demand, but not more than once per year, at Licensee’s own expense, furnish to RGI a detailed statement prepared by an independent certified public accountant specifying the kinds and quantities of Game Cards, Online Virtual Game Cards and Localized Games in inventory, sold and the prices received therefore up to the date of RGI’s demand.

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7.12	Usage Reports; Management Reports.

7.12.1	In conjunction with the Accounting statements set forth in Section 7.10, Licensee shall provide to RGI written reports for every one-month period, or more or less often if requested by RGI, showing Licensee’s shipments and uploads of the Localized Game, usage of the Server Software and any other information RGI reasonably requests. Licensee shall contractually obligate any duplicator/replicator with which it contracts to replicate the Client to send detailed and accurate reports regarding the number of units of the Localized Game duplicated. The reports shall be submitted to RGI no later than the thirtieth of each and every month that any such duplication/replication takes place.

7.12.2	On a quarterly basis, Licensee shall provide to RGI written management reports to include, but not be limited to Gross Sales revenue in local currency delineating applicable to individual subscriptions, product SKU’s and wholesale customers, as well as a report of royalty calculation, detailed profit & loss statement, balance sheet, cash flow statement and other information as RGI may reasonably request.

7.13	Records. Licensee shall maintain, for at least three (3) years after termination of this Agreement, its records, contracts and accounts relating to the Game. For the purpose of verifying compliance by the Licensee with the provisions of this Agreement, Licensee agrees that RGI and its representatives shall be permitted with full access to and shall be permitted to make copies of or abstracts from, the books and records of Licensee relating to all facets of Licensee’s Exploitation of the Localized Game. RGI shall be permitted to audit such books and records at reasonable intervals. Such records, contracts and accounts shall be deemed confidential information by RGI.

7.14	Audit Rights. Licensee shall maintain accurate books and records pertaining to the reproduction and distribution of the Game and the operation of the Game in the English language. RGI’s designated auditors shall have the right twice a year during ordinary business hours and upon ten (10) business days’ prior written notice, to gain access to Licensee’s accounts and records. Licensee will at all times keep an accurate and separate record of all transactions covered by this Agreement. Records will include all documents and other information relevant to the performance by Licensee of its rights and obligations under this Agreement. RGI’s auditors, upon reasonable notice and at its own expense, will have free and full access to and will have the right to audit copy and make abstracts of Licensee’s records and other relevant documents and information in the possession of Licensee, in order to verify any statements rendered hereunder. RGI shall also have access to audit the components of the Billing System. Any such audit will be conducted in such manner so as not to unreasonably interfere with Licensee’s normal business activities. All of the information contained in Licensee’s records will be kept confidential except to the extent necessary to permit enforcement of RGI’s rights hereunder, and RGI agrees that such information inspected and/or copied on behalf of RGI hereunder will be used only for the purposes of determining the accuracy of the statements, and will be revealed only to such employees, agents and/or representatives of RGI as necessary to verify the accuracy of the statements except to the extent necessary to permit enforcement of RGI’s rights hereunder. Licensee will be furnished with a copy of RGI’s auditor report within thirty (30) days after the completion of such report. Should the audit disclose a discrepancy in payments to RGI during the period that is covered by the audit of more than [***] of any amount subject to the audit, Licensee will bear the reasonable cost of the audit. Any underpaid amount as disclosed by an audit will be paid immediately to RGI.

7.15	RGI has not made nor does it make hereunder any representation regarding the amount of revenue or the expense that Licensee will incur pursuant to this Agreement.

8.	Support.

8.1	Customer Service. Licensee acknowledges that the substantial goodwill of RGI and the RGI Trademarks in the Territory will be greatly damaged if the User support by Licensee is anything other than first class. RGI acknowledges that in order to meet such standard Licensee is in turn reliant on the second-tier support t be provided by RGI as set out in Exhibit G. Licensee agrees to provide Users first class support, including: twenty-four (24) hour a day, every day of the year customer and game user support via call-in center (for billing-related issues), and email. Further, Licensee agrees to comply with the requirements of Exhibit F which describes the minimum levels of both customer and game support.

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8.2	Support to Licensee. RGI shall provide Licensee’s personnel, at Licensee’s expense, with initial training regarding the support of the Game. The duration, cost and scope of the training is set forth in the Implementation Plan. RGI shall also provide second-tier support as set out in Exhibit G.

8.3	Licensee Personnel. Licensee shall train and maintain a sufficient number of capable technical personnel at its expense; (1) to serve the needs of Users; and (2) otherwise to carry out the responsibilities of Licensee pursuant to this Agreement. RGI shall have the right to review each candidate’s academic, professional, and/or technical qualifications and experience and may at its option interview the candidates for such technical personnel. Licensee shall promptly notify RGI should any of the technical personnel be terminated for any reason and Licensee shall promptly replace such person, subject to RGI’s Approval.

8.4	Technical Expertise. Licensee and its staff shall be conversant with the technical language conventional to RGI’s Products and similar computer products in general. RGI may require minimum proficiency levels in the Implementation Plan.

8.5	Licensee agrees that notwithstanding the provision of initial training and support by RGI, Licensee shall remain solely and wholly responsible for the provision of the On-Line Services technical support, billing, connection, bandwidth, etc., Customer Service, and the discharge of all of its other duties and obligations hereunder. In this regard, Licensee agrees that it shall promptly attend to all customer queries and/or complaints relating to the provision of the On-Line Services and the Localized Game and ensure that such queries and/or complaints are satisfactorily attended to and resolved. Licensee shall take all necessary measures to ensure that RGI and their respective parent, affiliates, and related entities are not exposed to any suits, claims, demands or proceedings from customers in connection with the above.

9.	Representations and Warranties.

9.1	Licensee Representations and Warranties. Licensee represents and warrants that: (i) Licensee has the right, power and authority to enter into this Agreement; (ii) the name “Garena Online Private Limited” and related logo, and use thereof as permitted by Licensee under this Agreement, do not and will infringe any Intellectual Property Rights or other proprietary rights of any third party and that as of the Effective Date, there are no lawsuits or proceedings pending in any forum or any claims asserting concerning any aspect of the same; (iii) the Work Product as developed, manufactured, performed or otherwise provided by Licensee and any other materials of any kind provided by Licensee or any third party hereunder do not and will not violate or infringe any Intellectual Property Rights or other proprietary rights of any third party; (iv) Licensee shall comply with applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its business with its customers and with respect to the Localized Game; (v) the Physical Products, Game Cards, Game Currency, Localized Games, Hardware or other related software will not contain any known viruses, bugs, or other harmful code; (vi) the media on which the Physical Product, Game Cards, and Localized Games and other items related to the Game that are furnished to its customers by Licensee will be free from defects in materials and workmanship; (vii) Licensee’s performance of this Agreement does not conflict with any other agreement to which Licensee is bound and, while performing this Agreement, Licensee will not enter into any other agreement which would impair the ability of Licensee to perform this Agreement; (viii) Licensee’s performance of this Agreement shall be in a professional manner and shall be of a high grade, nature, and quality; (ix) Licensee has obtained and will maintain throughout the duration of this Agreement, the requisite Approvals, consents, permissions, licenses or permits as the case may be from the relevant government or statutory authorities for the performance of its obligations herein; and (x) this Agreement has been duly authorized, executed and delivered by Licensee and constitutes a valid, binding and enforceable agreement of Licensee.

9.2	RGI Representations and Warranties. RGI represents and warrants that (i) RGI’s execution, delivery and performance of this Agreement does not and shall not conflict with or violate the terms of any agreement between RGI and any third party; (ii) RGI has, to RGI’s knowledge, all necessary and sufficient rights, consents and licenses in and to the Game and the RGI Trademarks to grant to Licensee the rights set forth in this Agreement; (iii) RGI has not previously granted or assigned, and will not grant or assign, to any third party any rights with respect to the Game that are inconsistent with any of the rights herein granted to Licensee; (iv) this Agreement has been duly authorized, executed and delivered by RGI and constitutes a valid, binding and enforceable agreement of RGI.

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10.	Disclaimer of Warranties. LICENSEE ACKNOWLEDGES THAT (A) THE GAME AND SERVER SOFTWARE ARE PROVIDED “AS IS” AND “WHERE IS” BY RGI AND ARE ACCEPTED BY LICENSEE AS SUCH, AND (B) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, RGI DISCLAIMS ALL WARRANTIES, AND LICENSEE RECEIVES NO WARRANTIES UNDER THIS AGREEMENT OF ANY KIND, INCLUDING BUT NOT LIMITED TO WITH REGARD TO THE GAME AND SERVER SOFTWARE, WHETHER EXPRESSED OR IMPLIED, OR ARISING OUT OF ANY COURSE OF PERFORMANCE, CUSTOM, INDUSTRY STANDARD, OR USAGE IN TRADE, INCLUDING BUT NOT LIMITED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE OR OTHERWISE. WITHOUT LIMITING THE FOREGOING, RGI SPECIFICALLY DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS: (i) THAT GAME AND SERVER SOFTWARE WILL MEET LICENSEE’S REQUIREMENTS; (ii) THAT GAME AND SERVER SOFTWARE WILL BE ERROR FREE OR FUNCTION IN AN UNINTERRUPTED MANNER; (iii) REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE GAME AND SERVER SOFTWARE IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS, OR OTHERWISE. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF GAME AND SERVER SOFTWARE IS ASSUMED BY LICENSEE. THE WARRANTIES SET FORTH ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES. NO VERBAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY RGI OR ITS AGENTS, REPRESENTATIVES OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY, AND LICENSEE SHALL NOT RELY ON ANY SUCH INFORMATION OR ADVICE. THE FOREGOING DISCLAIMERS OF WARRANTY CONSTITUTE AN ESSENTIAL PART OF THIS AGREEMENT.

11.	Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL RGI BE LIABLE TO LICENSEE ON ACCOUNT OF ANY CLAIM (REGARDLESS OF THEORY OF LIABILITY WHETHER BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE, OR OTHERWISE) FOR ANY SPECIAL, CONSEQUENTIAL, RELIANCE, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, REVENUE, OR GOODWILL OR COST OF REPLACEMENT SERVICES OCCASIONED BY ANY DEFECT IN THE GAME OR SERVER SOFTWARE, THE INABILITY TO USE, LOCALIZE OR INTEGRATE THE GAME OR SERVER SOFTWARE WITH LICENCEE’S HARDWARE, SOFTWARE OR OTHER EQUIPMENT, PHYSICAL PRODUCTS, GAME CARDS, OR ANY OTHER CAUSE WHATSOEVER WITH RESPECT TO THE GAME OR SERVER SOFTWARE OR THIS AGREEMENT, DAMAGE OR LOSS OF PROPERTY, EQUIPMENT, INFORMATION OR DATA, OR FOR ANY DAMAGES OR SUMS PAID BY LICENSEE TO THIRD PARTIES, EVEN IF RGI HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE ACKNOWLEDGES AND AGREES THAT (I) LICENSEE HAS NO EXPECTATION AND HAS RECEIVED NO ASSURANCES THAT ITS BUSINESS RELATIONSHIP WITH RGI WILL CONTINUE BEYOND THE STATED TERM OF THIS AGREEMENT OR ITS EARLIER TERMINATION, AND THAT RGI HAS NOT MADE ANY PROMISES WITH RESPECT TO LICENSEE’S ABILITY TO RECOUP ANY INVESTMENT OR COSTS BY LICENSEE IN CONNECTION WITH THE PROMOTION OF LOCALIZED GAME BY VIRTUE OF THIS AGREEMENT; AND (2) LICENSEE SHALL NOT HAVE OR ACQUIRE BY VIRTUE OF THIS AGREEMENT OR OTHERWISE ANY VESTED, PROPRIETARY OR OTHER RIGHT IN THE PROMOTION OF LOCALIZED GAME OR IN ANY GOODWILL CREATED BY ITS EFFORTS HEREUNDER. LICENSEE AGREES THAT RGI WILL NOT BE LIABLE FOR ANY DAMAGES THAT LICENSEE OR ITS CUSTOMERS OR END USERS MAY INCUR ARISING OUT OF THE USE OR INABILITY TO USE THE LOCALIZED GAME.

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FOR THE AVOIDANCE OF DOUBT, THE ABOVE LIMITATION OF LIABILITY DOES NOT APPLY TO DAMAGES AND LOSS CAUSED DIRECTLY AS A RESULT OF RGI’S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT.

LICENSEE’S SOLE REMEDY AND RGI’S SOLE OBLIGATION SHALL BE GOVERNED BY THIS AGREEMENT, AND IN NO EVENT SHALL RGI’S MAXIMUM AGGREGATE LIABILITY EXCEED THE FEES ACTUALLY PAID TO RGI HEREUNDER THE THIRTY SIX (36) MONTH PERIOD PRIOR TO THE DATE ON WHICH THE CLAIM OR CAUSE OF ACTION RESULTING IN LIABILITY AROSE. THE EXISTENCE OF MORE THAN ONE CLAIM SHALL NOT ENLARGE OR EXTEND THE LIMIT.

12.	Indemnification.

12.1	Licensee’s Indemnification. Licensee shall defend, indemnify and hold harmless RGI, its parent, subsidiaries, affiliated companies and partners and their respective officers, directors, employees and agents (each, a “Licensee Indemnified Party”) from and against any and all liabilities, damages, judgments, costs, expenses, and fees (including reasonable attorney’s fees) resulting from any claims, litigation, or actions arising out of or relating to actual or alleged: (i) distribution by Licensee of the Localized Game, Physical Products, Game Cards, Game Currency, Instructional Guides, or any other Game related materials; (ii) Licensee marketing and sale of the Physical Product, Game Cards, Game Currency or Localized Game; (iii) defects in the Physical Product, Game Cards, Game Currency, Localized Game or Localized Server; (iv) unauthorized use of any patent, process, method or device or out of the infringement of any copyrights, trade name, patent, or libel or invasion of the right of privacy, contract, publicity or other property rights of any party resulting from the Work Product; (v) breach by Licensee of any and all provisions of this Agreement in connection with the performance by Licensee of its rights or obligations under this Agreement; (vi) breach of any representations and warranties or covenants Licensee has made hereunder; (vii) infringement caused by any modification to the Physical Product, Game Cards, Game Currency, Localized Game or Server Software not authorized by RGI; or (viii) any third- party claim arising from Licensee’s use of any trademarks or copyrighted material added to the Physical Product, Game Cards, Game Currency, Localized Game, Instructional Guide, Marketing Materials or other Game related materials. A Licensee Indemnified Party will timely notify Licensee in a writing that sets forth with specificity the claim or action to which such indemnification obligation applies but any failure to provide timely notice or information shall not impair such Licensee Indemnified Party’s rights to indemnification except to the extent that such failure has materially prejudiced or materially delayed Licensee in defense of the claim. Licensee shall have the right to control the defense of each such claim and any lawsuit or proceeding arising therefrom. Licensee will cause its counsel to cooperate fully with the Licensee Indemnified Party and its counsel in the defense of such action. Licensee shall not admit any liability or compromise any suit without first obtaining the Licensee Indemnified Party’s consent in writing. Each Licensee Indemnified Party shall have the right to participate in the defense and settlement of such claim being defended by Licensee through separate counsel at such Licensee Indemnified Party’s expense. Notwithstanding the foregoing, in the event Licensee does not timely undertake to defend an Licensee Indemnified Party from a claim or suit described above, the Licensee Indemnified Party shall have the right to undertake the defense itself and Licensee promises to repay all liabilities, damages, costs and fees (including reasonable attorney’s fees) resulting from such defense regardless of the outcome.

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12.2	RGI’s Indemnification. RGI shall defend, indemnify and hold harmless Licensee, its parent, subsidiaries, affiliated companies and partners and their respective officers, directors, employees and agents (each, an “RGI Indemnified Party”) from and against any and all liabilities, damages, judgments, costs, expenses, and fees (including reasonable attorney’s fees) resulting from any claims, litigation, or actions arising out of or relating to actual or alleged: (iv) unauthorized use of any patent, process, method or device or out of the infringement of any copyrights, trade name, patent, or libel or invasion of the right of privacy, contract, publicity or other property rights of any party resulting from the Game; (v) breach of any representations and warranties or covenants RGI has made hereunder. If RGI is the indemnifying party and the distribution of the Game, Instructional Guide, Marketing Materials or other Game related materials are enjoined, or if RGI determines that any of the foregoing may be enjoined because any of the foregoing or a part thereof constitutes or appears to constitute a direct infringement of any third party Intellectual Property Rights, RGI may, at its sole discretion and at its own expense, (i) procure for Licensee the right to continue using the applicable materials consistent with this Agreement, (ii) modify the applicable material (or cause it to be modified) so that it becomes non-infringing and furnish the resulting modifications to Licensee. In addition, if neither of the foregoing alternatives are commercially feasible then in addition to and not in lieu of any other remedy which may be available, either party may immediately terminate this Agreement. A RGI Indemnified Party will timely notify RGI in a writing that sets forth with specificity the claim or action to which such indemnification obligation applies but any failure to provide timely notice or information shall not impair such RGI Indemnified Party’s rights to indemnification except to the extent that such failure has materially prejudiced or materially delayed RGI in defense of the claim. RGI shall have the right to control the defense of each such claim and any lawsuit or proceeding arising therefrom. The RGI Indemnified Party will cause its counsel to cooperate fully with RGI and its counsel in the defense of such action. RGI shall not admit any liability or compromise any suit without first obtaining the RGI Indemnified Party’s consent in writing. Each RGI Indemnified Party shall have the right to participate in the defense and settlement of such claim being defended by RGI through separate counsel at such RGI Indemnified Party’s expense. Notwithstanding the foregoing, in the event RGI does not timely undertake to defend a RGI Indemnified Party from a claim or suit described above, the RGI Indemnified Party shall have the right to undertake the defense itself and RGI promises to repay all liabilities, damages, costs and fees (including reasonable attorney’s fees) resulting from such defense regardless of the outcome.

12.3	No Combination Claims. RGI shall not be liable to Licensee for any claim arising from or based upon the combination, operation or use of any Game Cards, Online Virtual Game Cards, Localized Game or Localized Server with equipment, data or programming not supplied by RGI, or arising from any alteration or modification of the Client or Server Software.

13.	Term and Termination

13.1	Term. This Agreement shall remain in full force and effect during the Term.

13.2	Renewal Term. Following the expiration of the Term this Agreement shall automatically renew for a single Renewal Term, unless otherwise indicated in this Agreement. Should this Agreement be terminated by either party for any reason, the terms of this Section shall not apply.

13.3	Termination by RGI with Cause. Without prejudice to any rights which RGI may have under the Agreement or in law, equity, or otherwise:

13.3.1	RGI shall have the right to terminate this Agreement as set forth in Sections 2.1, 5.2, 6.6, 7.2.1.3, 15.8 or immediately upon written notice delivered to the Licensee if, at any time Licensee is in material breach of any other term, condition, warranty, representation or covenant of this Agreement, including without limitation those breaches listed in this Section 13, and fails to cure such breach (if such breach is by its nature curable) within thirty (30) days of written notice thereof (ten (10) days in the case of any breach of payment obligations pursuant to Section 7). Licensee may cure any particular curable breach section only twice, i.e., RGI may immediately terminate the Agreement for cause if Licensee breaches any section for a third time even though Licensee cured the breach twice before within the proper cure period; or

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13.3.2	RGI shall have the right to terminate this Agreement automatically and without further notice to Licensee in the event that Licensee shall make or attempt any unauthorized assignment for the benefit of creditors, file any petition for reorganization, readjustment or rearrangement of its business or affairs under any laws or governmental regulations relating to relief of debtors, bankruptcy or insolvency of any jurisdiction, have or suffer a receiver or trustee to be appointed for its business or property, discontinues its business, or be adjudicated a bankrupt or an insolvent. In the event that the Agreement so terminates, neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have any right to manufacture, distribute, sell, exploit or in any way deal with any aspect of the Localized Game, including without limitation, Physical Product, Game Cards, Game Currency, Localized RGI, Server Software, Instructional Guides, Promotional Events, Promotional Merchandise or any Marketing Materials except with and pursuant to RGI’s consent and instructions in writing.

13.3.3	RGI shall have the right to terminate this Agreement automatically and without further notice to Licensee in the event that Licensee is merged, consolidated, sells all or substantially all of its assets or implements or experiences any substantial change in management or control (the transfer of fifty percent (50%) or more of a Licensee’s common stock or the equivalent, shall be considered a substantial change in control hereunder), unless the prior consent and Approval of RGI is obtained.

13.3.4	RGI shall have the right to terminate this Agreement automatically and without further notice to Licensee in the event that Licensee enters into any arrangement, partnership or takes part in activities that RGI considers to be prejudicial or adverse to its business interest, reputation, good standing, image and/or goodwill or which would in any way negatively impact the commercial viability of the Game. Accordingly, Licensee shall notify and obtain the approval of RGI before entering into any of the aforesaid arrangements above.

13.4	Failure to Manufacture or Distribute. Licensee’s failure to commence in good faith the manufacture, shipping and sale in substantial quantities of the Licensed Products by the Scheduled Production Date, and to continue during the Term to distribute and sell the Game Currency or Localized Game in all commercially viable parts of the Territory, will result in immediate damage to RGI and will constitute a material breach of this Agreement.

13.5	Failure to Release. RGI shall have the right to terminate this Agreement automatically and without further notice to Licensee in the event that the Commercial Release Date for the Game in any individual country within the Territory occurs after October 1, 2010.

13.6	Performance Termination. RGI shall have the option to terminate this Agreement within thirty (30) days following each anniversary of the Commercial Release Date during the Term, provided that RGI has received, in aggregate, less than [***] in Gross Revenues from all sources contemplated in Exhibit D from Licensee in the previous year of the Term. However, should RGI exercise this termination option, Licensee has the right to continue operation of the Game for a period (“Wind-up Period”) of no more than three (3) months after RGI has sent notice of termination. Licensee commits to continue to pay all applicable fees and Royalties owed to RGI during the entirety of the Wind-up Period.

13.7	Licensee Violations of the Agreement. The following also shall constitute breaches subject to RGI’s right to terminate this Agreement in accordance with the provisions of Section 13:

13.7.1	If Licensee fails to provide timely statements, make payments and/or provide access to Licensee’s premises as required by this Agreement; or

13.7.2	If Licensee sells to any third party who intends to sell, any Game Currency, Physical Product, Game Cards, or Localized Games outside the Territory or channels of distribution; or

13.7.3	If any governmental or regulatory agency finds that the Physical Product, Game Cards, Game Currency or Localized Games are defective in any way, manner or form or if Licensee sells “seconds” or inferior Physical Product, Game Cards or Localized Games; or

13.7.4	If Licensee manufactures, sells or distributes, whichever occurs first, any of the Promotional Merchandise, Instructional Guides, Packaging Material, Marketing Materials, press releases, Physical Product, Game Cards, Game Currency or Localized Games without the prior written Approval of RGI as provided in Section 6; or

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13.7.5	If Licensee has made a material misrepresentation or has omitted to state a material fact necessary to make the statements not misleading; or

13.7.6	If Licensee fails to mark all aspects of the Localized Game, including without limitation Physical Product, Game Cards, Game Currency, Localized Games, Server Software, Instructional Guides, Promotional Merchandise, Packaging Materials and Marketing Materials with the appropriate copyright and trademark notice provided to Licensee; or

13.7.7	If Licensee assigns or attempts to transfer, assign this Agreement or any of Licensee’s rights under this Agreement to any third party without RGI’s prior written consent; or

13.7.8	If the service of the Localized Game in the Territory is stopped, suspended, discontinued or disrupted for more than ten (10) days in total during the Term for any reason not directly caused by RGI;

13.7.9	If an audit conducted pursuant to Section 7.9 reveals an underpayment of more than [***];

13.7.10	If Licensee sells the Server Software; or

13.7.11	If Licensee fails to obtain the requisite Approvals, license, permits and/or permission from the government and regulatory authorities pursuant to Section 2.1, if any.

13.8	Effect of Termination. Upon expiration or termination for any reason of this Agreement:

13.8.1	Licensee shall cease using any RGI trademarks, logos or trade names and shall immediately (subject to Section 13.6) cease manufacture, distribution, sale or advertisement for sale of the Physical Product, Game Cards, Game Currency and Localized Games. Licensee shall immediately turn off the Server Software and cease operations pertaining to the Localized Game.

13.8.2	All Game masters, Game Currency, Physical Product, Game Cards, access codes, Localized Games, Localized Servers, Replication materials, Game, Server Software, source code, trademarks, trade names, patents, samples, literature and sales aids of every kind and any other items provided to Licensee by RGI shall remain the property of RGI. Within thirty (30) days after the termination of this Agreement (subject to Section 13.6), Licensee shall prepare all such items, and any other Game related materials including Work Product and localization materials in its possession for shipment, as RGI may direct, at RGI’s expense. All Game Data shall be jointly owned, in equal part, between RGI and Licensee. The Localization shall remain the property of Licensee. Neither Licensee nor RGI shall make or retain any copies of any confidential or proprietary items or information of the other party. Each party shall have the right, which shall survive termination of this Agreement to conduct a physical inventory of the other party at its places of business to verify such statement of remaining inventory. Licensee shall immediately make available all databases of Game information to RGI.

13.8.3	Licensee shall, within fifteen (15) days of the Termination of this Agreement (subject to Section 13.6) for any reason, transmit to RGI a final report containing any and all Account information accrued by Licensee over the course of operating the Game during the Term.

13.8.4	Licensee shall provide RGI with a written report, sworn to by an authorized officer of Licensee, detailing all inventory of the Physical Product, Game Cards, and Localized Games in its possession at the effective date of termination within ten (10) business days (subject to Section 13.6). Licensee shall have no sell-off rights whatsoever (except as specified in Section 13.6) and as set forth in Section 13.5.2, any remaining inventory of Physical Product, Game Cards, and Localized Games shall become the property of RGI without any payment by RGI to Licensee and shall be promptly delivered to RGI at a destination designated by RGI at Licensee’s expense.

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13.8.5	The License Fee, [***], Royalties and all other payments due and owing shall be immediately due and payable to RGI within ten (10) days of the effective date of termination for cause. In the event RGI terminates this Agreement for cause, Licensee shall not be entitled to, and shall waive its right to make any claim to, any refund of any fees or other payments made by Licensee to RGI under this Agreement. RGI reserves all other rights and remedies available at law or equity.

13.9	Survival. RGI’s rights and Licensee’s obligations to pay RGI all amounts due hereunder, as well as Sections 3, 4, 7, 9, 10, 11, 12, 13, 14, and 15 and any provision of this Agreement that expressly states that it shall survive termination or expiration shall survive termination or expiration of this Agreement or any determination that this Agreement or any portion hereof or exhibit hereto is void or voidable.

14.	Confidential Information.

14.1	Each party acknowledges that by reason of its relationship to the other party under this Agreement it will have access to and acquire knowledge from, material, data, systems and other information concerning the operation, business, financial affairs, and intellectual property of the other party that may not be accessible or known to the general public, including, but not limited to, the terms of this Agreement (referred to as “Confidential Information”). Licensee acknowledges and agrees that the Game, the RGI, the Server Software, and all component parts of all of the foregoing are the confidential or proprietary information of RGI.

14.2	Non-Disclosure; Use. Each party agrees to; (i) maintain and preserve the confidentiality of all Confidential Information received from the other, both orally and in writing, including, without limitation, taking such steps to protect and preserve the confidentiality of the Confidential Information as it takes to preserve and protect the confidentiality of its own confidential information; (ii) that it will disclose such Confidential Information only to its own employees on a “need-to-know” basis, and only to those employees who have agreed to maintain the confidentiality thereof; (iii) that if software is involved, it will not disassemble, “reverse engineer” or “reverse compile” such software for any purpose; and (iv) that it will not disclose such Confidential Information to any third party without the express written consent of the disclosing party, provided, however that each party may disclose the financial terms of this Agreement to its legal and business advisors and to investors and potential investors so long as such third parties agree to maintain the confidentiality of such Confidential Information. Each receiving party further agrees to use the Confidential Information of the disclosing party only for the purpose of performing this Agreement. The receiving party’s obligation of confidentiality shall survive this Agreement for a period of five (5) years from the date of its termination and thereafter shall terminate and be of no further force or effect.

14.3	Exclusions. The parties’ obligations under Section 14.2 above shall not apply to Confidential Information which the receiving party can prove: (i) has become a matter of public knowledge through no fault of or action by the receiving party; (ii) was rightfully in the receiving party’s possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information without restriction; (iv) is independently developed by the receiving party without resort to the disclosing party’s Confidential Information; or (v) is required by law or judicial order or stock exchange regulation, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order and that if such order cannot be obtained disclosure may be made without liability.

14.4	The receiving party agrees (i) not to alter or remove any identification of any copyright, trademark or other proprietary rights notice which indicates the ownership of any part of the Confidential Information, and (ii) to notify the disclosing party of the circumstances surrounding any possession, use or knowledge of the Confidential Information by any person or entity other than those authorized by this Agreement.

14.5	Source Code Restrictions. The disclosure restrictions provided in Section 14.1 above shall apply in perpetuity to any source code disclosed to the receiving party.

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15.	General.

15.1	Relationship of the Parties. Licensee’s relationship with RGI during the term of this Agreement will be that of an independent contractor. Licensee will not have, and shall not represent that it has, any power, right or authority to bind RGI, or to assume or create any obligation or responsibility express or implied, on behalf of RGI or in RGI’s name, except as herein expressly provided. Nothing stated in this Agreement shall be construed as making partners of Licensee and RGI, nor as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between the parties. In all matters relating to this Agreement, neither Licensee nor its employees or agents are, or shall act as, employees of RGI within the meaning or application of any obligations or liabilities to RGI by reason of an employment relationship. Licensee shall reimburse RGI for and hold it harmless from any liabilities or obligations imposed or attempted to be imposed upon RGI by virtue of any such law with respect to employees of Licensee in performance of this Agreement.

15.2	Assignment. The rights granted to Licensee hereunder are personal in nature and Licensee agrees that this Agreement shall not be assignable, nor may Licensee delegate its duties hereunder without the prior written consent of RGI. Any attempted delegation or assignment without the required consent shall be void and of no effect.

15.3	Waiver and Modification. No waiver or modification of the Agreement shall be effective unless in writing and signed by the party against whom such waiver or modification is asserted. Waiver by either party in any instance of any breach of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other term or condition hereof. None of the terms or conditions of this Agreement shall be deemed to have been waived by course of dealing or trade usage.

15.4	Notices. All notices and demands hereunder shall be in writing and shall be served by personal delivery, express courier, or mail at the address of the receiving party set forth in this Agreement (or at such different address as may be designated by such party by written notice to the other party), and shall be deemed complete upon receipt. All notices or demands by mail shall be by certified or registered airmail, return receipt requested. If receipt of such notice or demand is refused or a party has changed its address without informing the other, the notice shall be deemed to have been given and received upon the fifth (5th) day following the date upon which it is first postmarked by the postal service of the sender’s nation. Licensee shall notify RGI in writing of any material claim or proceeding involving the Game within the Territory within seven (7) days after Licensee learns of such claim or proceeding. Licensee shall also immediately report to RGI all claimed or suspected product defects. Licensee shall also notify RGI in writing not more than seven (7) days after any change in the management or control of Licensee or any transfer of a majority share of Licensee’s voting control or a transfer of substantially all its assets. Licensee shall provide written notice the Chief Executive Officer of RGI.

15.5	Attorney’s Fees. In the event any legal or administrative action or proceeding (an “Action”) is brought by either party in connection with this Agreement, the prevailing party in such Action shall be entitled to recover from the other party all the costs, attorneys’ fees and other expenses incurred by such prevailing party in such Action.

15.6	Choice of Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA. THE APPLICATION OF THE UNITED NATIONS CONVENTION OF CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS EXPRESSLY EXCLUDED. Each party hereto voluntarily and irrevocably submits and consents to the sole and exclusive jurisdiction of the courts of the State of California, Los Angeles County, including Federal courts located therein, should Federal jurisdiction requirements exist, in any action brought to enforce (or otherwise relating to) this Agreement, and each party hereby waives any objection thereto on the basis of personal jurisdiction or venue.

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15.7	Severability. In the event that any provision of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect. In the event the infirmed provision causes the contract to fail of its essential purpose, then the entire Agreement shall fail and become void.

15.8	Force Majeure. With the exception of Licensee’s payment obligations pursuant to Section 7, neither party shall be liable for any default or delay in the performance of its obligations under this Agreement if such default or delay results from causes or events beyond its control, including without limitation, acts of God, fire, extra-terrestrial invasion, flood, strike or other labor problem, injunction or other legal restraint, present or future law, governmental order, rule or regulation, (“Force Majeure Event”) for as long as such Force Majeure Event continues, but in no event shall either party’s period of Force Majeure extend for a period longer than ten (10) days from its commencement, provided however, the non-performing party is without fault in causing such nonperformance or delay, and such non-performance or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing party through the use of alternate sources, workaround plans or other means. The party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. Throughout the period under which a party suffers from a Force Majeure Event, such party shall use reasonable efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. In the event that the hosting, operation, customer service or User access to the Localized Game is hindered or delayed by a Force Majeure Event for longer than ten (10) days, RGI shall have the right to terminate this Agreement.

15.9	Equitable Remedies. Licensee understands and agrees that RGI will suffer irreparable harm in the event that Licensee fails to comply with any of its obligations pursuant to this Agreement, and that monetary damages in such event would be inadequate to compensate RGI. Consequently, in such event RGI shall be entitled, in addition to such monetary relief as may be recoverable by law, in any court of competent jurisdiction (notwithstanding the provisions of Section 15.6 herein) to such temporary, preliminary and/or permanent injunctive relief as may be necessary to restrain any continuing or further breach by Licensee, without showing or proving any actual damages sustained by RGI, nor the posting of any bond.

15.10	Language and Interpretation. This Agreement is executed in the English language only. This Agreement has been fully negotiated by both RGI and Licensee and will be interpreted according to the plain meaning of its terms without any presumption that it should be construed either for or against either RGI or Licensee. The Section headings used in this Agreement are for convenience only and are not to be used in interpreting this Agreement.

15.11	Time is of the essence. Licensee acknowledges that time is of the essence regarding its performance and discharge of all its duties and obligations under this Agreement.

15.12	Entire Agreement. This Agreement, including all Schedules and Exhibits hereto, constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior oral or written agreement. Nothing herein contained shall be binding upon the parties until this Agreement has been executed by each party and an executed copy has been delivered to the parties. This Agreement may not be changed, modified, amended or supplemented except in a writing signed by all parties to this Agreement. Each of the parties acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as may be expressly set forth herein.

15.13	Third Party Beneficiary. Except as otherwise provided for by this Agreement, the terms hereto shall inure to the benefit of, and be binding upon, the respective successors and assign of the parties hereto.

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15.14	Expenses. Each party shall bear all expenses related to its respective rights and obligations described herein. For purposes of example only and without limitation, Licensee shall be responsible for all expenses associated with the Marketing Support Commitment, the Online Services, hardware and Localization.

15.15	Language. All statements and reports to be sent to RGI shall be in the English language. If this Agreement is executed in more than one language then the English version shall be binding on the parties in the event of a conflict between documents.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have entered into this Agreement.

Riot Games, Inc.

By:	/s/ Brandon J. Beck

CEO

Title

Jan. 20th 2010

Date

Garena Online Private Limited

/s/ Li Xiaodong
Officer	LI XIAODONG

CEO
Title

Jan 20th 2010
Date

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EXHIBIT A

TECHNICAL SPECIFICATIONS

[RGI TO REVISE]

I.	Hardware

a.	Timeline

i.	Hardware Deployment Timetable:

Phase I: [TERRITORY] Closed Beta - Date To Be Determined by RGI
Beta Hardware (1 Full Server) Installed. Date To Be Determined by RGI

Phase II: [TERRITORY] Open Beta - Date To Be Determined by RGI

Complete Hardware Installed. Date To be Determined by RGI

b.	Specification - All requirements set forth in the Specification must be completed by Licensee within sixty (60) days after the launch of the Closed Beta.

i.	Hardware sufficient to support [100,000] concurrent users across 1 datacenter:

[Specific hardware and specifications to be provided by RGI]

ii.	Specifications cannot be changed by licensee without permission.

iii.	RGI reserves the right to amend the description and specifications.

c.	Installation

i.	Licensee will be responsible for mounting cabinets, installing blade enclosures into cabinets, assembling blades, and installing blades into enclosures.

ii.	Licensee will provide all cabling (network, power, SAN) and install it.

iii.	Licensee will provide a list of primary NIC MAC addresses for all blade servers.

iv.	Licensee will appropriately label racks and blade enclosures in English.

v.	RGI may, at its discretion, provide an on-site supervisor during hardware installation.

d.	Testing and Approval

i.	RGI may, at its discretion, physically inspect all equipment.

ii.	Licensee will fix defects within 7 days.

e.	Maintenance Responsibilities

i.	Only those personnel trained and Approved by RGI will perform maintenance. All personnel must be direct employees of Licensee.

ii.	RGI will provide training for up to 10 licensee staff.

iii.	Server manufacturer will be contracted to provide on-site next business day support for all equipment (including related networking gear).

f.	Monitoring

i.	RGI will provide read-only access to monitoring tools for Licensee’s customer support staff.

II.	Network, & Datacenter

a.	Requirements

i.	ISP

1.	RGI will have right-of-refusal on ISP/IDC selection by Licensee.

ii.	Physical Requirements

1.	Fire suppression

a.	Water free pipe system

b.	Halon or FMF-200 as primary fire suppression

2.	Raised Floor

a.	Environment must have a raised floor.

3.	Weight Capacity

a.	Must support 600 Kg.

4.	Cooling

a.	Cooling capacity for 38,000 BTU/hr (3.2 tons of A/C) per cabinet.

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5.	Power

a.	UPS

i.	Power must be run off line-conditioned UPS

b.	Generators

i.	On-site with at least 7 days of fuel locally available

c.	Redundancy

i.	Completely redundant dual power grids

d.	Provide 200A redundant 48 VDC feed per cabinet

6.	Uplink from RGI to ISP

a.	41Gbps Ethernet fiber links to two separate switches on ISP’s network.

iii.	Security

1.	Equipment will be installed in private space (cage or room).

2.	Private space will have a single entry / exit.

3.	Licensee will restrict physical access to hardware in an enclosed spare (cage or room) with biometrics or badges and physical locks.

4.	In the event a 3rd party (government, break-in) obtains irregular (not fire inspection, but police warrants, robberies, etc) access to facility, licensee will notify RGI immediately.

5.	Recorded video of entry, stored for at least 30 days.

iv.	Minimum Connectivity and QOS

1.	Licensee must provide MIN bandwidth per client.

2.	Licensee must provide MIN bandwidth per patch client.

3.	Licensee must provide 2 Gbps bandwidth connectivity to each installation’s network switches.

v.	Minimum Response Time

1.	Licensee will respond to email requests from RGI within 2 hours.

2.	Licensee will perform requests within 4 hours of original request.

b.	Testing Procedures

i.	Network Cabling

1.	Cabling must be tested for wiring and termination faults.

ii.	Power failover

1.	Power feed must not be disturbed while switching

iii.	SAN cabling

1.	Cabling must be tested for wiring and termination faults.

iv.	Blades

1.	Blades must pass POST.

2.	Should be burned in for 48 hours.

3.	All tests of the server manufacturer’s diagnostics suite should be run 3 times without failures.

v.	Licensee will facilitate various network tests at RGI’s request.

vi.	RGI will inspect and Approve datacenter facilities. In the event something is not Approved, Licensee will fix within 15 days.

c.	Maintenance Responsibilities

i.	Licensee provides email and telephone support for routine maintenance procedures such as server power cycling, hard drive swaps, network cabling.

ii.	Licensee provides at least 1 English reading and writing staff per IDC at all times.

iii.	Licensee provides 1 fluent English speaker on-call at all times.

iv.	Licensee must provide at least 4 weeks prior notice of network maintenance events or datacenter facility maintenance. Including but not limited to router maintenance, power grid failover, ups testing.

v.	Licensee will immediately inform Tier 3 support staff of any outages affecting subscriber access or in-game performance. Including but not limited to dedicated access line failures, power failures, latency issues, routing issues, etc.

vi.	No services may be interrupted without prior Approval by RGI

d.	Access

i.	Licensee provides physical and Internet based access to all equipment for RGI at all times.

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NOTE: RGI SHALL ISSUE SUCH ADDITIONAL SPECIFICATIONS AND FURTHER DETAILS AS EACH DEEMS APPROPRIATE AS THE PROJECT PROGRESSES AND SUCH ADDITIONAL SPECIFICATIONS AND DETAILS SHALL BE DEEMED INCORPORATED INTO AND FORM PART OF THIS EXHIBIT A.

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EXHIBIT B

IMPLEMENTATION PLAN

To be completed by Licensee for Approval by RGI

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EXHIBIT C

MINIMUM MARKETING SUPPORT SUMS

For the purpose of marketing, promoting and advertising the Localized Game, Licensee agrees that it shall commit not less than the following amounts (“Marketing Support Sums”) during the Term:

Licensee commits to a Minimum Marketing Expenditure of [***] Gross Aggregate Revenue for [***]. During [***], Licensee further commits to spend an additional [***] in addition to its other marketing commitments herein. However, this obligation will not exceed [***] for [***], after which amount is reached all marketing expenditures will be determined at the sole discretion of the Licensee.

The Marketing Support Sums may not be used for: costs relating to the cost of goods or distribution costs of the Physical Product, Game Cards (in any format) or the Localized Game; selling expenses; labor, distributors’ margin, channel incentives, overhead expenses or other related costs.

[MARKETING PLAN]

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EXHIBIT D

REVENUE GENERATION MODEL(S)

EXHIBIT D1

1.	Date: The Effective Date.

2.	Revenue generation model type: Game Currency, Advertising Revenue, Physical Products and Game Currency Cards

3.	Description: A User purchases a Game Card from a retail outlet or an Online Virtual Game Card on the Internet though Approved websites in one of varying amounts of currency which amount is directly associated with the amount of Game Currency the User will receive when using the Game Card or Online Virtual Game Card. The Game Card or Online Virtual Game Card contains a secure window which, when opened, reveals a security code that the User enters into the Localized Server Software via the Game and/or Internet after which the User’s Account is credited with the amount of Game Currency designated on the applicable Game Card or Online Virtual Game Card. The User may also purchase allotments of Game Currency directly through the Localized Game or the official Game Website.

4.	Royalty payable by Licensee to RGI:

a.	[***] Gross Revenue of Game Card Sales Revenue produced for use with the Localized Server Software. A Game Card or Online Virtual Game Card shall be deemed “produced” when RGI delivers the associated security codes to the Game Card manufacturer or Licensee.

b.	[***] Gross Revenue of all Online Revenue from Game Currency purchased through any Approved means other than Game Cards and Online Virtual Game Cards, including, without limitation, through the Localized Game or the official Website.

c.	[***] Net Revenue of all Advertising Revenue from various channels hosted by the Licensee including, without limitation, the localized Game Client, the Website and the Garena platform client.

d.	[***] Net Revenue of all Retail Sales Revenue from sale of Physical Products and other merchandise as mutually approved between the parties.

5.	Security code acquisition procedure: Licensee will notify RGI of the number of Game Cards and Online Virtual Game Cards Licensee desires, together with a breakdown of how much time each card shall credit a User’s account and the corresponding retail value of the card (e .g., 5,000 total cards: 2,000 of which are cards with 100 game points with a retail value of x dollars; 3,000 of which are cards with 200 game points with retail value of y dollars). RGI will then prepare and transmit to Licensee an invoice regarding such order. Upon RGI’s receipt of the full amount described on the invoice (in accordance with Section 7 of the Agreement), RGI shall promptly transmit the security codes to the Game Card manufacturer and RGI shall enable those codes in the Localized Server Software. Licensee shall not permit the actual retail Game Card or Online Virtual Game Card price to deviate from that in a corresponding security code request without the Approval of RGI and in the event such Approval is granted and the retail price is increased, RGI will transmit to Licensee an invoice for the difference due RGI regarding the associated royalty for such Game Cards and Licensee agrees to pay to RGI such invoiced amount in accordance with Section 7 of the Agreement within five (5) days of Licensee’s receipt of the invoice.

6.	Inventory: Licensee agrees at all times to maintain and distribute a sufficient inventory of Game Cards and Online Virtual Game Cards to meet User demand throughout the Territory.

7.	Bundling: Game Currency, Game Cards and Online Virtual Game Cards shall not be capable of enabling credit toward any other good or service, including any other MOBA.

CONFIDENTIAL

EXHIBIT E

GUARANTY AGREEMENT

THIS GUARANTY, dated as of 23 of January, 2010 (the “Guaranty”), by and between Garena Online Private Limited, a corporation organized under the laws of Singapore (the “Guarantor”), in favor of Riot Games, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 100 Corporate Pointe, Suite 250, Culver City, CA 90230 (“RGI”), sets forth the irrevocable (during the period in which Guaranteed Obligations (as defined below) exist) guaranty of the Guarantor regarding the obligations of Obligor (as defined below) under the Agreement (as defined below).

PRELIMINARY STATEMENT

RGI contemplates entering into a License and Distribution Agreement to be dated of even date herewith (as amended from time to time, the “Agreement”) with [NAME OF SUBSIDIARY] a [JURISDICTION] [ENTITY] (the “Obligor”). It is a condition to the obligation of RGI to enter into and perform its obligations under the Agreement that the Guarantor execute this Guaranty in favor of RGI. The Guarantor is willing to provide this Guaranty to induce RGI to enter into and perform its obligations under the Agreement.

Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.

1. Guaranty; Direct Obligations. Subject to the terms and conditions set forth herein, the Guarantor hereby irrevocably (during the period in which Guaranteed Obligations (as defined below) exist) guarantees to RGI (i) the full and prompt payment when due of all the payment obligations of the Obligor under the Agreement, whether for revenue share obligations, payments of advances or otherwise, and (ii) the full and prompt performance by the Obligor of all of its performance obligations in respect of the Agreement (clauses (i) and (ii), collectively, the “Guaranteed Obligations”). In the event of any default by the Obligor in the payment or performance of any of the Guaranteed Obligations, the Guarantor shall, on demand by Notice (as hereinafter defined), forthwith pay in full to RGI and perform such Guaranteed Obligations; provided, however, that Guarantor’s obligations hereunder are subject in their entirety to any and all laws, regulations or equitable principles now or hereafter in effect which would modify or restrict the Guaranteed Obligations.

2. Absolute Obligation; Waiver of Defenses.

2.1. Invalidity. The Guarantor agrees that the Guaranteed Obligations shall be absolute irrespective of any inaccuracy or breach of any representation or warranty made by the Obligor in Section 9.1 of the Agreement or by the Guarantor in this Guaranty.

2.2. Protest. The Guarantor hereby waives any protest, diligence, demand or notice with respect to any breach by the Obligor of its obligations under the Agreement, except for demand by Notice for payment or performance of this Guaranty as provided in Section 1, and the Guarantor hereby waives the filing of any proof of claim or any diligence with respect to any proceeding of bankruptcy, insolvency, winding up, receivership, reorganization or analogous proceeding of the Obligor.

2.3. Modification. The Guarantor agrees that the Guaranteed Obligations shall be absolute irrespective of (i) any amendment, modification, waiver or consent of RGI with respect to the Agreement, whether or not the Guarantor has received Notice thereof or has given consent thereto, including any change in the time, manner, place or currency of payment or any change in the amount of the payment of obligations of the Obligor thereunder or any postponement or indulgence granted by RGI with respect to the payment of the Guaranteed Obligations, or the performance by the Obligor of any term of the Agreement and (ii) any amendment, modification, waiver, release or termination of any rights of RGI pursuant to the Agreement or any amendment, modification, waiver, release or termination of any rights, mortgages, security interests, liens, charges or other encumbrances created pursuant to the Agreement notwithstanding that any such amendment, modification, waiver, release or termination may diminish the value of assets or collateral, if any, against which RGI can realize value as an alternative to a demand for payment or performance under this Guaranty. Notwithstanding the foregoing, however, any such amendment, modification, consent, waiver, release or termination of any rights shall be deemed to modify the Guaranteed Obligations to the extent that Obligor’s underlying obligations are so modified.

CONFIDENTIAL

2.4. Collection. The Guarantor agrees that the Guaranteed Obligations shall be absolute, and RGI shall have the right to demand and receive payment or performance of such Guaranteed Obligations without any prior attempt or undertaking to collect amounts past due from the Obligor or to enforce performance past due by the Obligor and without any attempt or undertaking to foreclose on, or to realize value from, any collateral. The Guarantor further agrees that the election of any remedy by RGI shall not preclude RGI from the right to payment or performance under this Guaranty, and this Guaranty shall continue in full force and effect and constitute the enforceable obligation of the Guarantor notwithstanding the dismissal, compromise or abandonment of any proceeding against the Obligor or in relation to the Agreement; provided, however, that prior to compromising or settling any proceeding against the Obligor or in relation to the Agreement, RGI shall provide not less than ten (10) business days prior written notice to Guarantor. In the event that RGI do elect to undertake collection from the Obligor or does elect to enforce the Agreement, any deficiency or remaining amount due following such collection proceeding is guaranteed hereunder as a Guaranteed Obligation and shall be paid by the Guarantor without limitation. If RGI, by taking any action or commencing any proceeding were to forfeit or release any rights against the Guarantor because of the application of any laws or equitable principles relating to the “election of remedies”, then, to the fullest extent permitted by law, the Guarantor hereby waives and consents to such action or proceeding by RGI constituting such “election of remedies”, and such waiver and consent shall be effective even if that results in a full or partial loss by the Guarantor of any rights of subrogation, contribution or reimbursement that the Guarantor might otherwise have had, again provided that prior to compromising or settling any proceeding against the Obligor or in relation to the Agreement, RGI shall provide not less than ten (10) business days prior written notice to Guarantor.

2.5. Bankruptcy. The Guarantor agrees that the Guaranteed Obligations shall be absolute notwithstanding the commencement of any proceeding in bankruptcy, receivership, reorganization or analogous proceedings under the United States Bankruptcy Code of 1978, as amended, 11 U.S.C. Secs. 101-1330 (the “Bankruptcy Code”) or any other foreign laws similar thereto with respect to the Obligor. The Guaranteed Obligations shall not be modified or affected by reason of any election by RGI in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar election in an analogous proceeding or by the disallowance under the Bankruptcy Code or foreign laws similar thereto of all or any portion of the claims of RGI for payment or performance by the Obligor of its obligations under the Agreement. The Guarantor consents and agrees that RGI shall be under no obligation to marshal any assets or property of the Obligor in order to protect the interest of the Guarantor with respect to any claims, by subrogation or otherwise, for reimbursement after payment by the Guarantor to RGI hereunder.

3. Representations and Warranties. The Guarantor hereby represents and warrants that, as of the date of this Guaranty: (i) the Guarantor is duly organized, validly existing and in good standing under the laws of the place of its incorporation or organization; (ii) this Guaranty has been duly and validly authorized and executed by persons with authority to bind the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms (subject to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies); (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty, except for such notices and filings which, if not filed, would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole; (iv) the execution, delivery and performance by the Guarantor of this Guaranty do not and will not conflict with, contravene, violate or result in a breach of or default under any laws applicable to the Guarantor or any order, decree or judgment of any court or governmental authority binding on the Guarantor or any agreement or instrument to which the Guarantor is a party or by which it or any of its assets are bound, except for such conflicts, contraventions, violations, breaches or defaults as would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole, and will not result in or require the creation or imposition of any lien, charge or encumbrance upon any assets of the Guarantor, except for such liens, charges or encumbrances as would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole; and (v) the Guarantor is solvent and able to pay its debts as they become due.

4. Currency. All sums payable by the Guarantor hereunder shall be payable to RGI in the currency, place and manner of payment required by the Agreement.

5. Survival. This Guaranty shall remain in full force and effect until payment in full and performance in full of the Guaranteed Obligations.

CONFIDENTIAL

6. Cumulative Rights. No failure on the part of RGI to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not alternative or exclusive, and such rights and remedies shall exist in addition to all other rights and remedies of RGI in relation to this Guaranty and the Agreement in accordance with the provisions thereof and applicable law. Failure by RGI at any time or times hereafter to require strict performance by the Obligor or the Guarantor of any of the terms and conditions of this Guaranty or of the Agreement shall not waive, release or diminish any right of RGI at any other time to demand strict performance thereof, and such right shall not be deemed to have been waived or released by any act, course of conduct or knowledge of RGI, its agents, officers or employees, unless such waiver or release is contained in an instrument in writing signed by RGI. No waiver by RGI of any default of the Obligor or the Guarantor shall operate as a waiver of any other default or the same default on a future occasion. Any determination by an arbitrator or court of competent jurisdiction of the amount of the Guaranteed Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made; provided, however, that prior to seeking such determination, RGI shall provide not less than ten (10) business days prior written notice to Guarantor.

7. Amendments. This Guaranty may be amended, supplemented, waived or modified only by an instrument in writing signed by the Guarantor and consented to by RGI.

8. Assignments. This Guaranty shall be binding upon and inure to the benefit of the Parties’ permitted successors and permitted assigns. Guarantor may not assign this Agreement, in whole or in part, without RGI’s written consent.

9. Notices. All notices and demands hereunder shall be in writing and shall be served by personal delivery, express courier, or mail at the address of the receiving party set forth in the Agreement (or at such different address as may be designated by such party by written notice to the other party), and shall be deemed complete upon receipt. All notices or demands by mail shall be by certified or registered airmail, return receipt requested. If receipt of such notice or demand is refused or a party has changed its address without informing the other, the notice shall be deemed to have been given and received upon the seventh (7th) day following the date upon which it is first postmarked by the postal service of the sender’s nation.

10. Governing Law and Jurisdiction. This Guarantee shall be governed by and construed in accordance with the laws of the State of California, USA. THE APPLICATION OF THE UNITED NATIONS CONVENTION OF CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS EXPRESSLY EXCLUDED. Guarantor hereto voluntarily and irrevocably submits and consents to the sole and exclusive jurisdiction of the courts of the State of California, Los Angeles County, including Federal courts located therein, should Federal jurisdiction requirements exist, in any action brought by RGI to enforce (or otherwise relating to) this Guarantee, and Guarantor hereby waives any objection thereto on the basis of personal jurisdiction or venue. The English-language version of this Guarantee controls when interpreting this Guarantee and all proceedings shall be conducted in English.

[SIGNATURE PAGE FOLLOWS]

CONFIDENTIAL

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officers or other representatives as of the date first set forth above.

GUARANTOR:
[PARENT COMPANY]

By:
Name:
Title:

CONFIDENTIAL

EXHIBIT F

MINIMUM SUPPORT OBLIGATIONS

1. 24x7 Monitoring. Licensee will monitor and maintain the Server Software 100% of the time (24 hours a day, 7 days a week, and 365 days a year), including during peak usage periods, for all of the systems required to maintain the Server Software, including the monitoring of hardware, CPU utilization levels, storage utilization, network utilization, and certain application-level criteria. Licensee will provide RGI with emergency contact channels for problem reporting available 100% of the time.

2. Response Time. Both parties acknowledge that errors will occur within the Localized Game.

•	☐ in the case of an error that does not block or prohibit direct operation of the Localized Game, Licensee shall have five (5) working days to evaluate the corrective maintenance demand and provide a commercially reasonable, detailed plan of action to correct and/or resolve the specific error(s) as quickly as feasibly possible;

•	☐ in the case of an error that partially effects End Users but does not prevent operation of the Localized Game, Licensee shall have two (2) working days to evaluate the corrective maintenance demand and provide a commercially reasonable, detailed plan of action to correct and/or resolve the specific error(s) as quickly as feasibly possible;

•	☐ in the case of an error that blocks or prohibits direct operation of the Localized Game, Licensee shall have twelve (12) hours to evaluate the corrective maintenance demand and provide a commercially reasonable, detailed plan of action to correct and/or resolve the specific error(s) as quickly as feasibly possible.

3. Scheduled Downtime. Licensee will schedule downtime at times in the day and week when traffic is minimal. Licensee shall provide RGI with at least 7 days’ notice of scheduled downtime.

4. Redundancy. Licensee will deploy certain critical systems with either (a) N+l active redundancy or (b) hot standbys, to the extent that either is commercially reasonable.

5. Network and Application Security. Licensee will secure all networks and applications related to the Server Software, including, without limitation, utilizing firewalls and monitoring each access point with intrusion sniffers.

6. Staging Environment. Licensee will use a staging system before deploying patches, updates and upgrades to the Game to allow development and testing outside of the production environment with minimal effect on the Users’ experience, except in unavoidable circumstances as reasonably determined by Licensee.

7. Rollback. Licensee will keep at least one level of rollback whenever possible to allow undoing any patch, update or upgrade deployed by Licensee.

8. Emergency Power. Licensee will protect all core systems with emergency power systems, to the extent such systems are available anywhere in the Territory where such core systems are located. Subject to the foregoing, Licensee will have online generator power available to power all core systems if the duration of the emergency outlasts emergency battery capacity.

CONFIDENTIAL

9. Backups. Licensee will conduct daily incremental backups and weekly offsite backups of all software and databases related to the Server Software and all associated Account and User data. Licensee shall have a plan in place to promptly restore a backup in the event the need arises.

10. Maintenance. Licensee shall ensure the regular maintenance, management and administration of the Server Hardware and Server Software, including, but not limited to, twenty-four (24) hour a day, every day of the year, rapid response to issues. Licensee shall immediately report any failures, interruptions and customer complaints and notify RGI of the proposed and the actual fixes.

11. Upgrades. Licensee acknowledges that technological evolution and the demands of Users will require the occasional upgrades of hardware and software systems. Licensee shall promptly implement any such upgrades.

12. Customer Support Obligations. For any and all methods that Licensee chooses to offer support to End Users, Licensee commits that response time directly to End Users shall not exceed twenty four (24) hours in at least ninety-five (95%) percent of End User support requests.

CONFIDENTIAL

EXHIBIT G: RGI Updates and Assistance

•	Add-Ons

RGI commits to provide any new expansion pack (for purposes of this Exhibit defined as an “Add-On”) available in the initial territory so that Licensee can localize, publish and distribute the additional content to users in the Territory.

The services hereunder shall be provided at RGI’s best efforts and at no extra cost for Licensee except stated otherwise, in order to maintain the commercially operable level of quality of the Game for the duration of the Term within the Territory:

•	Updates

Once an update contains, to RGI’s satisfaction, no known errors, RGI will upload to a Licensee location provided by Licensee for any Updates, giving Licensee at least seven (7) days advance notice regarding any necessary information on the changes or new content added, so that Licensee can undertake any necessary Localization and provide the patch to End Users. Licensee will use reasonable efforts to provide updates on Licensee’s servers hosting the Localized Game.

RGI commits to develop content updates at least once a month to maintain and improve the Game.

Updates will include at least one of the following features:

•	New Champion

•	New Gameplay Features (for further clarity, additions such as ranked games, user-created tournaments, “draft modes”, etc.)

•	New Maps

•	New Items

•	New Runes

•	New Skins

•	Documentation of the Game and access to the Server Hardware

Documentation

RGI shall provide Licnesee with all relevant documentation to install and administer the Localized Game. RGI shall provide Licensee with any action, process or intervention necessary for the Localized Game to run correctly. (By way of example, particular backup and saving procedures, server reboots, update process, etc.).

RGI will provide documentation on the structure and architecture of the Game’s database system, as requested by Licensee to develop its own tools communicating with the Localized Game. In particular, Licensee may wish to develop additional features for players, including, but not limited to access from the official website to a character sheet displaying the character’s statistics, a 3D view of the character, chat, etc.

CONFIDENTIAL

RGI will provide Licensee with the necessary information for Licensee to undertake these developments. Support of such tools will be the sole responsibility of Licensee.

Access to the Server Hardware

Licensee will provide RGI with access to the administration network of any game testing server or other servers used for a similar testing or evaluative purpose, as well as any access rights necessary for the remote administration of the Localized Game. This access must allow any intervention possible with remote administration tools, or the tools developed for the Game.

•	Corrective Maintenance

Licensee shall be responsible for the regular and effective back-up of the Localized Game database, server installation and all other such software and data in order to ensure that such abnormality can be corrected by reversion to such back-up.

RGI shall cure and correct, at no extra cost for Licensee, any error of the Game as soon as commercially reasonable.

If RGI has operated a work around solution which does not correct an error, RGI will provide its commercially reasonable efforts to deliver a final solution in a future update of the Game.

On-Site Maintenance

If remote maintenance does not allow correction of the error within a reasonable amount of time, and if RGI and Licensee mutually agree, RGI will intervene on the site of the server installation.

In the aforementioned event, Licensee commits to provide RGI’s staff with :

•	a working place, adapted to the nature of the operation;

•	English-language documentation on the version of the software (as provided by RGI) used by Licensee;

•	the ability to question all members of Licensee’s staff that have been involved in the issues requiring resolution;

•	free access to the server hardware where the error has occurred, as well as the necessary computer access to correct the error;

•	in case of emergency, both parties will mutually agree on the day and time of an intervention.

If the error requiring a site visit is the result of RGI’s actions or inactions, then RGI shall bear, at its sole cost, the reasonable cost and expenses of such visit. If the error requiring a site visit is the result of Licensee’s, or its Affiliates’ actions or inactions, then Licensee shall bear, at its sole cost, the reasonable costs and expenses of such visit. Each RGI employee’s daily salary shall be included in “reasonable costs” for the purposes of this paragraph.

Exclusion

The corrective maintenance described in this Agreement concerns only:

•	solving difficulties that were not to be expected by Licensee, and impossible to solve without knowing the internal architecture or code of the Game;

•	cases when the operation of the Game requires a particular process to be integrated, in order to answer a specific case not described in the documentation provided.

CONFIDENTIAL

This provision is not intended to compensate for a lack of training by Licensee’s staff or third party subcontractors and Affiliates regarding the server installation or third party software, or for lack of knowledge of the operation process (or non compliance to the process) as described in the documentation provided by RGI.

Means of Notification

Licensee and RGI will choose a tool that allows Licensee to transmit to RGI and store error reports within three (3) months of the date of the present Agreement. If no tool is available, or in the case it does not work, Licensee may send RGI e-mails or other reasonable means of communication. RGI shall reply to Licensee preferably through this tool, or by emails, subject to the following process.

In urgent or blocking cases, RGI may provide at its discretion an answer by telephone, but it shall not be substituted for the exchange of electronic documents.

Acknowledging and Correcting Errors

Both parties acknowledge that errors will occur within the Localized Game.

•	☐ in the case of an error that does not block or prohibit direct operation of the Localized Game, RGI shall have five (5) working days to evaluate the corrective maintenance demand and provide a commercially reasonable, detailed plan of action to correct and/or resolve the specific error(s) as quickly as feasibly possible;

•	☐ in the case of an error that partially effects End Users but does not prevent operation of the Localized Game, RGI shall have two (2) working days to evaluate the corrective maintenance demand and provide a commercially reasonable, detailed plan of action to correct and/or resolve the specific error(s) as quickly as feasibly possible;

•	☐ in the case of an error that blocks or prohibits direct operation of the Localized Game, RGI shall have twelve (12) hours to evaluate the corrective maintenance demand and provide a commercially reasonable, detailed plan of action to correct and/or resolve the specific error(s) as quickly as feasibly possible.

Without prejudice to RGI’s obligations under this Agreement, RGI commits to make reasonable efforts and to provide the relevant technical assistance to correct any errors of the Game, either remotely or by providing corrective instructions to Licensee.

Assistance

As to assistance, RGI commits to provide Licensee, without prejudice to its obligations under the present Agreement, with reasonable technical assistance related directly to the Localized Game and necessary for the correct use of the Localized Game, and to provide Licensee with any advice and information allowing Licensee to operate the Game.

RGI shall inform Licensee within a reasonable timeframe, of any identified error, correction, updates/patches, or Game-related modification.

CONFIDENTIAL

October 25, 2010

Forrest Li

CEO

Garena Online Private Limited

18 Murray Street, #03-01

Singapore 079527

Re: Amendment Number 1 to Software License and Distribution Agreement by and between Riot Games, Inc. (“RGI”), and Garena Online Private Limited (“Licensee”), dated January 20, 2010 (the “Agreement”)

Dear Mr. Li

Further to our discussions, this letter agreement (this “Amendment”) hereby amends the Agreement pursuant to the following terms and conditions. All capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

1.	Section 1 - Definitions.

a.	Section 1.66 of the Agreement is hereby deleted and replaced in its entirety with the following:

““Territory” means Singapore, Malaysia, Vietnam, Taiwan and the Philippines. “Expanded Territory” means Taiwan. Except as otherwise expressly set forth in this Agreement, the Territory shall be deemed to include the Expanded Territory. “RGI Territory” means any territory excluding the Territory.”

2.	Section 2 - Appointment as Exclusive Licensee within the Territory.

a.	Section 2.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Exclusive Appointment. Subject to the terms and conditions of this Agreement, RGI hereby appoints Licensee as an independent, exclusive licensee of the Localized Game (including all updates and upgrades if any) solely within the Territory during the Term, and Licensee hereby accepts such appointment. All rights not expressly granted to Licensee hereunder are reserved by RGI. The appointment of Licensee only grants to Licensee the licenses set forth in Sections 2.2 through 2.9 below, and does not grant any other right, title or interest in or to any other RGI product or property, in whole or in part, to Licensee. Notwithstanding anything else in this Agreement, all rights and licenses granted to Licensee in this Agreement will be subject to the exceptions, restrictions, limitations and conditions herein set forth, including without limitation the Approval rights of RGI.

Garena Online Private Limited

Attention: Forrest Li

October 25, 2010

Further notwithstanding any other provision herein, the appointment and the rights and licenses granted hereunder shall be subject to Licensee’s written receipt of any and all applicable and/or required Government and/or Regulatory Agency approvals, including but not limited to any Government and/or Regulatory Agency which may have jurisdiction over Licensee, the Localized Game, the manufacture, distribution, sale, and advertising or use of the Localized Game Physical Products or Game Cards, or relating to or pertaining the performance of any obligation of Licensee under this Agreement. Licensee shall obtain the foregoing required, necessary Government and/or Regulatory Agency approvals as soon as possible prior to any distribution or sale of the Localized Game, Physical Products or Game Cards and in any case no later than the earliest of: (i) one (1) month prior to Commercial Release and (ii) December 31, 2010. However, notwithstanding the immediately preceding, for the country of Vietnam, Licensee must obtain Government approvals within ninety (90) days of the first approval of an interactive software game for marketing or distribution in Vietnam by the Vietnamese Government in 2011. Upon any failure by Licensee to obtain any necessary Government and/or Regulatory Agency approvals by the aforesaid time period, RGI shall have the right to immediately terminate this Agreement without any liability to Licensee whatsoever. Licensee agrees that it shall provide all reasonable assistance to enable RGI to secure any registration with the relevant Government and/or Regulatory Agency as may be appropriate to secure its rights hereunder (for example, registration of this Agreement with the copyright and/or trademark authorities) at RGI’s cost.”

b. Section 2.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“IP Blocking. RGI shall use reasonable efforts to prevent the access of users within the Territory to any instance of the Game hosted in the RGI Territory, including, but not limited to instituting RGI IP Blocking. For further clarity, RGI shall institute RGI IP Blocking at the login stage of the Game no later than February 17, 2010 (within the Territory excluding Taiwan). Licensee shall use reasonable efforts, including, but not limited to instituting Licensee IP Blocking so that users within the RGI Territory shall be unable to access the Localized Game. However, Licensee may allow users within the RGI Territory to access the Localized Game with the Approval of RGI. RGI shall institute RGI IP Blocking within the Expanded Territory no later than ten (10) days following the release of Closed Beta by Licensee in any portion of the Territory. RGI shall use commercially reasonable efforts to transfer Accounts of Users within the Expanded Territory playing on RGI Territory Servers to Expanded Territory Servers prior to Commercial Release.”

3.	Section 4 - Exclusivity.

a.	Section 4.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Obligation. Licensee shall not enter into any publishing, distribution, marketing, or other similar agreement for the publication, distribution, marketing, advertisement, public display, or any other exploitation within the Territory and during the Term of: (i) any [***] that features a microtransaction-supported business model including without limitation the sale, licensing or other disposition of virtual currency or virtual items; or (ii) any interactive software developed, licensed, sub-licensed, operated, owned or otherwise controlled by [***], [***], or any of their respective Affiliates. Notwithstanding this Section 4.1, with respect to [***], Licensee shall be entitled to enter into any Non-Commercial agreement with [***] regarding the interactive software titles [***], [***] and [***] (“the Exclusivity Exception”). This Exclusivity Exception shall exist for the duration of the Term. For purposes of this Section 4.1, “Non-Commercial” shall mean an arrangement in which no revenues, from any source either directly or indirectly are received by Licensee.”

Garena Online Private Limited

Attention: Forrest Li

October 25, 2010

b.	Section 4.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

Moratorium. Licensee will not publish, launch, distribute or otherwise commence exploitation of any game in the [***] or [***] (other than Exempted Games) within three (3) months of the Game entering Open Beta in any portion of the Territory. Notwithstanding the preceding, this Section 4.3 shall not apply to Licensee’s launch or operation of the interactive software title [***].

4.	Section 5 - Hardware and Software.

a.	Section 5.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Network Consultation. The parties acknowledge that the operation of the Game requires a complex, high-quality computer network with high-volume access to the Internet. The parties shall collaborate regarding the projected hardware, software, Internet connection requirements, and bandwidth and collocation service providers for the Territory. Following this collaboration, but in no event later than thirty (30) days following the Effective Date, Licensee shall deliver to RGI for Approval by RGI, the Implementation Plan which shall include specifications and timing which Licensee hereby agrees to comply with. From time to time, RGI may recommend system and operating system requirements of Licensee. Regardless of system requirements recommended by RGI, Licensee is ultimately responsible for paying for and maintaining sufficient hardware, technology and personnel in order to meet Licensee’s obligations hereunder.”

5.	Section 7 - Financial.

a.	Section 7.2.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

[***]

7.2.2.1. [***]

7.2.2.2. [***]

7.2.2.3. [***]

b.	Section 7.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

[***]

Garena Online Private Limited

Attention: Forrest Li

October 25, 2010

c.	Section 7.4 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Royalties. Licensee shall pay RGI the royalties (“Royalties”) in accordance with the provisions of this Agreement and Exhibit D.”

6.	Section 13 - Term and Termination.

a.	Section 13.5 of the Agreement is hereby deleted and replaced m its entirety with the following:

“Failure to Release. RGI shall have the right to terminate this Agreement automatically and without further notice to Licensee in the event that the Commercial Release Date for the Game in any individual country within the Territory occurs more than ninety (90) days following delivery by RGI to Licensee of the Open Beta. Provided, however, that RGI may, at its sole discretion, waive the penalty or extend the timeline of this Section 13.5.”

b.	Section 13.6 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Performance Termination. RGI shall have the option to terminate this Agreement within thirty (30) days following each anniversary of the Commercial Release Date during the Term, provided that RGI has received, in aggregate, less than [***] in Gross Revenues from all sources contemplated in Exhibit D from Licensee in the first or second years of the Term, or less than [***] in the third year of the Term. However, should RGI exercise this termination option, Licensee has the right to continue operation of the Game for a period (“Wind-up Period”) of no more than three (3) months after RGI has sent notice of termination. Licensee commits to continue to pay all applicable fees and Royalties owed to RGI during the entirety of the Wind-up Period.”

7.	Exhibit D.

a.	Section 4 of Exhibit D of the Agreement is hereby deleted and replaced in its entirety with the following:

“Royalty payable by Licensee to RGI:

a.	[***] Gross Revenue of Game Card Sales Revenue produced for use with the Localized Server Software in the Territory (excluding the Expanded Territory). A Game Card or Online Virtual Game Card shall be deemed “produced” when RGI delivers the associated security codes to the Game Card manufacturer or Licensee.

Garena Online Private Limited

Attention: Forrest Li

October 25, 2010

b.	Gross Revenue of Game Card Sales Revenue, produced for use with the Localized Server Software in the Expanded Territory at a percentage according to the table below, as well as Online Revenue from Game Currency purchased through any Approved means other than Game Cards and Online Virtual Game Cards, including, without limitation, through the Localized Game or the official Website in the Expanded Territory, shall be calculated monthly based upon Gross Revenue from all sources within the Expanded Territory for each calendar month, according to the table immediately below:

Gross Revenue from all sources in US Dollars in any given calendar month	Percentage of Gross Revenue for the calendar month payable to RGI
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

A Game Card or Online Virtual Game Card shall be deemed “produced” when RGI delivers the associated security codes to the Game Card manufacturer or Licensee.

c.	[***] Gross Revenue of all Online Revenue from Game Currency purchased through any Approved means other than Game Cards and Online Virtual Game Cards, including, without limitation, through the Localized Game or the official Website in the Territory (excluding the Expanded Territory).

d.	[***] Net Revenue of all Advertising Revenue from various channels hosted by the Licensee including, without limitation, the localized Game Client, the Website and the Garena platform client.

e.	[***] Net Revenue of all Retail Sales Revenue from sale of Physical Products and other merchandise as mutually approved between the patties.”

8.	Expanded Territory. Licensee shall deliver to RGI for Approval by RGI an Implementation Plan and Marketing Plan for the Expanded Territory no later than thirty (30) days following the date set forth on the first page hereof. Except as otherwise expressly set forth herein, references to the Implementation Plan and Marketing Plan in the Agreement shall be deemed to include the Implementation Plan and Marketing Plan for the Expanded Territory.

9.	General. Except as expressly set forth in this Amendment, all of the terms of the Agreement shall remain in full force and effect. This Amendment (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall govern.

If this Amendment is acceptable to Licensee, we request that you indicate Licensee’s agreement to the terms of this Amendment by returning the enclosed copy of this Amendment, appropriately signed. Each party shall be responsible for payment of its own expenses in connection with these transactions.

Garena Online Private Limited

Attention: Forrest Li

October 25, 2010

Sincerely,

RIOT GAMES, INC.

/s/ Brandon J. Beck

Its: CEO

AGREED TO AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE:

GARENA ONLINE PRIVATE LIMITED

By:	/s/ Li Xiaodong
LI XIAODONG

Its:	CEO

October 28, 2011

Forrest Li

CEO

Garena Online Private Limited

18 Murray Street, #03-01

Singapore 079527

Re: Amendment Number 2 to that certain Software License and Distribution Agreement by and between Riot Games, Inc. (“RGI”), and Garena Online Private Limited (“Licensee”), dated January 20, 2010 (the “Original Agreement’’), as amended by that certain Amendment Number 1 to Software License and Distribution Agreement dated October 25, 2010 (the “First Amendment” and together with the Original Agreement, the “Agreement”)

Dear Mr. Li

Further to our discussions, this letter agreement (this “Amendment”) hereby amends the Agreement pursuant to the following terms and conditions. All capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

1.	Section 1 - Definitions.

a.	Section 1.10 of the Agreement is hereby deleted and replaced in its entirety with the following:

““Commercial Release” or “Commercially Released” means the license, sale or making available for sale, use or download of a Game able to connect to Server Software, except for any Closed or Open Beta testing, or similar quality control testing by a limited number of Users, who are not charged for the use or operation of the Game. “Commercial Release Date” means (i) if specified in this Agreement for a particular country within the Territory, the date on which the Localized Game is Commercially Released in that country; or (ii) if unspecified in this Agreement for a particular country within the Territory, the date on which the Localized Game is first Commercially Released anywhere in the Territory.”

b.	Section 1.17 of the Agreement is hereby deleted and replaced in its entirety with the following:

““Game” means singly and collectively, (i) the initial version (i.e. Client v. 1.0) and updated minor versions of the Client (i.e. Client v. 1.lx, l.2x, etc.) for the video game entitled League of Legends in the United States (the “Title”), and (ii) the trading-card game version of the Title, code-named “Bacon” (the “TCG”) as each of the Title and TCG are designed to function on a personal computer utilizing (a) Microsoft Windows XP, Vista and 7 operating systems, or (b) a Web Browser, and any updates and upgrades thereto that may be provided (but that are not obligated to be provided) by RGI to Licensee. For purposes of clarification, as licensed under this Agreement, with the exception of the TCG, the Game does not include any sequels, prequels, derivative works, expansions and/or “ports” to the Game which are sold and/or licensed as a separate product and/or separate SKU ( each, a “Sequel”), regardless of whether any such Sequels use the name “League of Legends” in their titles, but does include content updates that cannot be utilized or accessed by Users without the Client of the Title.”

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

c.	Section 1.49 of the Agreement is hereby deleted and replaced in its entirety with the following:

““Period” means each calendar year from the calendar year 2012 until the calendar year 2017.”

d.	Section 1.57 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Intentionally Deleted.”

e.	Section 1.64 of the Agreement is hereby deleted and replaced in its entirety with the following:

‘“‘Term” means the duration of this Agreement which shall be a period commencing on the Effective Date and expiring on December 31, 2017, unless earlier terminated as set forth in this Agreement or unless extended pursuant to Section 13.3.3.”

f.	Section 1.66 of the Agreement is hereby deleted and replaced in its entirety with the following:

““Territory” means Singapore, Malaysia, Vietnam, Taiwan and the Philippines. “Expanded Territory” means Thailand and Indonesia. Except as otherwise expressly set forth in this Agreement, the Territory shall be deemed to include the Expanded Territory. “RGI Territory” means any territory excluding the Territory.”

2.	Section 2 - Appointment as Exclusive Licensee within the Territory.

a.	Section 2.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Exclusive Appointment. Subject to the terms and conditions of this Agreement, RGI hereby appoints Licensee as an independent, exclusive licensee of the Localized Game (including all updates and upgrades if any) solely within the Territory during the Term, and Licensee hereby accepts such appointment. All rights not expressly granted to Licensee hereunder are reserved by RGI. The appointment of Licensee only grants to Licensee the licenses set forth in Sections 2.2 through 2.9 below, and does not grant any other right, title or interest in or to any other RGI product or property, in whole or in part, to Licensee. Notwithstanding anything else in this Agreement, all rights and licenses granted to Licensee in this Agreement will be subject to the exceptions, restrictions, limitations and conditions herein set forth, including without limitation the Approval rights of RGI.

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

Further notwithstanding any other provision herein, the appointment and the rights and licenses granted hereunder shall be subject to Licensee’s written receipt of any and all applicable and/or required Government and/or Regulatory Agency approvals, including but not limited to any Government and/or Regulatory Agency which may have jurisdiction over Licensee, the Localized Game, the manufacture, distribution, sale, and advertising or use of the Localized Game Physical Products or Game Cards, or relating to or pertaining the performance of any obligation of Licensee under this Agreement. Licensee shall obtain the foregoing required, necessary Government and/or Regulatory Agency approvals as soon as possible prior to any distribution or sale of the Localized Game, Physical Products or Game Cards and in any case no later than the earliest of: (i) one (1) month prior to Commercial Release and (ii) December 31, 2010. However, notwithstanding the immediately preceding, (a) for the country of Vietnam, Licensee must obtain Governmental and/or Regulatory Agency approvals within ninety (90) days of the first approval of an interactive software game for marketing or distribution in Vietnam by the Vietnamese Government in 2011; and (b) for each of the countries of Thailand and Indonesia, Licensee must obtain Governmental and/or Regulatory Agency approvals no later than December 31, 2012 Upon any failure by Licensee to obtain any necessary Government and/or Regulatory Agency approvals by the aforesaid time period, RGI shall have the right to immediately terminate this Agreement, either, at the discretion of RGI, in its entirety or partially for a particular country in the Territory in which Licensee did not obtain such Government and/or Regulatory Agency approval, without any liability to Licensee whatsoever. Licensee agrees that it shall provide all reasonable assistance to enable RGI to secure any registration with the relevant Government and/or Regulatory Agency as may be appropriate to secure its rights hereunder (for example, registration of this Agreement with the copyright and/or trademark authorities) at RGI’s cost.”

b.	Section 2.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“IP Blocking. Licensee shall use reasonable efforts, including, but not limited to instituting Licensee IP Blocking so that users within the RGI Territory shall be unable to access the Localized Game. However, Licensee may allow users within the RGI Territory to access the Localized Game with the Approval of RGI.”

c.	Section 2.11.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Release Dates. As between Licensee and RGI, RGI shall determine all release dates related to the Localized Game, including without limitation (i) the release date of the Alpha, Closed Beta, Open Beta and length of the testing periods for all of the foregoing; (ii) the Commercial Release Date for each country in the Territory; and (iii) any dates related to any updates or upgrades to the Localized Game, if any. RGI shall consult with Licensee regarding determining an exact Commercial Release Date for each country in the Territory, provided, however, that RGI shall ultimately determine each Commercial Release Date for each country within the Territory in its sole discretion.”

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

3.	Section 7 - Financial.

a.	Section 7.2.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“7.2.2. [***]

[***]

7.2.2.1 [***]

7.2.2.2 [***]

b.	Section 7.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“7.3 [***]

[***]

c.	Section 7.4 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Royalties. Licensee shall pay RGI the royalties (“Royalties”) in accordance with the rates described in Exhibit D. [***] Licensee shall ensure all Royalties are paid in accordance with the provisions of this Agreement and Exhibit D.”

d.	Section 7.5 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Payments. Except as otherwise provided by RGI in writing, the License Fee, the [***] and all Royalties payable to RGI hereunder shall be paid by wire transfer to the following account with no deductions set-off or withholding of any kind (other than as specifically set forth in Section 7.7 below), including, without limitation for currency conversion or wiring charges:

[***]

e.	Section 7.7 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Solely as required to comply with applicable law, rules and regulations within the Territory, Licensee may withhold foreign withholding taxes at the applicable rate set forth in treaties between the United States and the applicable territories, payable by RGI to such relevant tax authority; provided, however, that within fifteen (15) days after the date of any payment of such foreign withholding tax withheld by Licensee in respect of any payment herein, Licensee shall furnish to RGI the original or a copy of a receipt evidencing payment thereof in a form acceptable to the government of the foreign country or other relevant local tax authority, certifying the fact that such tax has been duly paid and account to RGI for its pro-rata share of such tax credit, if any.

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

f.	Section 7.10.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Licensee will, not later than the tenth (10th) day following each calendar month during the Term of this Agreement and any extension thereof, and thereafter so long as any revenue or sales are generated or otherwise made by Licensee, furnish to RGI a full, complete and accurate statement itemized by Revenue Generation Method, under Section 7.1 and each Exhibit D, showing: (i) the number, description and prices at which the Game is Exploited, (ii) Retail Sales Revenue, (iii) Game Card Sales Revenue (iv) Advertising Revenue, (v) Online Revenue separated by payment method, (vi) Physical Products manufactured, distributed, shipped, and/or sold, (vii) Game Cards manufactured, distributed, shipped, sold and/or registered; (viii) Royalties generated for the preceding month; and (ix) the remaining amount of the [***] for the applicable Period to be paid by Licensee, if any (each a “Monthly Statement”). Each Monthly Statement shall also include a statement of any returns made and copies of all related invoices and a statement reporting the total MAU (defined in Section 13.6.2.3 below) for the Territory and the MAU for each country in the Territory. All such statements will be furnished whether or not any payments have been made to Licensee in the said preceding month and will be certified to be accurate by an officer of Licensee. Licensee shall, with the submission of each Monthly Statement pay all Royalties payable to RGI as shown thereon. Licensee shall pay such Royalties to RGI with the submission of the applicable Monthly Statement. RGI’s receipt of statements or payments will not prevent it from questioning the correctness of the statements.”

4.	Section 13 - Term and Termination.

a.	Section 13.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Intentionally Deleted.”

b.	Section 13.3.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

“RGI shall have the right to terminate this Agreement automatically and without further notice to Licensee in the event that Licensee is merged, consolidated, sells all or substantially all of its assets or implements or experiences any substantial change in management or control (without limiting the generality of the foregoing, the transfer of fifty percent (50%) or more of a Licensee’s common stock or the equivalent, shall be considered a substantial change in control hereunder) (each a “Change of Control”), unless the prior consent and Approval of RGI is obtained. In the event that RGI provides prior consent for a Change of Control, RGI may, at its election, extend the Term until December 31, 2020, unless earlier terminated as set forth in this Agreement.”

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

c.	The following is hereby added to Section 13.3 of the Agreement:

“13.3.5. RGI shall have the right to terminate this Agreement immediately upon written notice to Licensee without any liability to Licensee of any kind in the event that RGI ceases or elects to cease, the hosting, operation or maintenance of the Game or Title in the United States.”

d.	Section 13.5 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Failure to Release. RGI shall have the right to terminate this Agreement automatically and without further notice to Licensee in the event that the Commercial Release Date for the Game in any individual country within the Territory occurs (i) more than ninety (90) days following delivery by RGI to Licensee of the Open Beta, or (ii) for each of Thailand and Indonesia, after [31 March, 2013].”

e.	Section 13.6 of the Agreement is hereby deleted and replaced in its entirety with the following:

“13.6 Performance Termination.

For each calendar year of the Term starting in January 1, 2012 and continuing until December 31, 2016, RGI may terminate this Agreement immediately upon written notice to Licensee within thirty (30) days following the last day of such calendar year in the event that Licensee, for such calendar year, has not achieved the following:

13.6.1 For calendar year 2012: Licensee has paid to RGI Royalties of [***] or achieved [***];

13.6.2 For calendar year 2013: Licensee has paid to RGI Royalties of [***] or achieved [***];

13.6.3 For calendar year 2014: Licensee has paid to RGI Royalties of [***] or achieved [***];

13.6.4 For calendar year 2015: Licensee has paid to RGI Royalties of [***] or achieved [***]; and

13.6.5 For calendar year 2016: Licensee has paid to RGI Royalties of [***] or achieved [***].

13.6.6 As used in Section 13.6.2 above, the term “AMAU” means the average of the MAU for all calendar months of the applicable calendar year divided by 12. As used herein, the term “MAU” means for each calendar month, the total number of Users with Accounts in the Territory that access the Local Server and play the Localized Game during that calendar month. RGI may, in its sole discretion, utilize its own data, sampling, techniques and technologies to determine and/or corroborate Licensee’s reporting regarding MAU and AMAU in Licensee’s Monthly Statements. To the extent that RGI’s measurements of MAU and AMAU, as determined by RGI, or the measurements of MAU and AMAU as determined by RGI’s designated auditors pursuant to Section 7.14 differs from the reports of MAU and AMAU provided by Licensee, RGI’s or RGI’s designated auditor’s measurements, as the case may be, shall control and prevail.

13.6.7 Should RGI exercise this termination option, Licensee has the right to continue operation of the Game for a period (“Wind-up Period”) of no more than three (3) months after RGI has sent notice of termination. Licensee commits to continue to pay all applicable fees and Royalties owed to RGI during the entirety of the Wind-up Period.”

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

5.	Section 15 - General.

a.	Section 15.6 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Choice of Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA. THE APPLICATION OF THE UNITED NATIONS CONVENTION OF CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS IS EXPRESSLY EXCLUDED. Each party hereto voluntarily and irrevocably submits and consents to the non-exclusive jurisdiction of the courts of the State of California, Los Angeles County, including Federal courts located therein, should Federal jurisdiction requirements exist, in any action brought to enforce (or otherwise relating to) this Agreement, and each party hereby waives any objection thereto on the basis of personal jurisdiction or venue.”

6.	Exhibit C.

a.	The first paragraph of Exhibit C of the Agreement is hereby deleted and replaced in its entirety with the following:

“For the purpose of marketing, promoting and advertising the Localized Game, Licensee agrees that it shall commit not less than the following amounts (“Marketing Support Sums”) during the Term: [***] total Gross Revenue in [***]. For [***], Licensee further commits to spend [***] on marketing, media buys and promotions in addition to its other marketing commitments herein. This obligation in aggregate will not exceed [***] for [***] (the “Marketing Cap”), after which total marketing spend will be determined at the sole discretion of the Licensee, provided, however, that Licensee shall, in addition to the Marketing Cap, spend [***] on marketing, media buys and promotions in each of Thailand and Indonesia, commencing, for each country, [***] for such country and continuing until [***].”

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

7.	Exhibit D.

a.	Section 4.a of Exhibit D of the Agreement is hereby deleted and replaced in its entirety with the following:

““Except as set forth in Paragraph 4.d and 4.e below, for each country in the Territory (whereby Singapore and Malaysia combined shall be deemed a single “country”) the percentages of Gross Revenue received in each such country as set forth below:

Gross Revenue from all sources in US Dollars in any given calendar month in each country	Percentage of Gross Revenue for the calendar month payable to RGI
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

b.	Section 4.b of Exhibit D of the Agreement is hereby deleted and replaced in its entirety with the following:

“Intentionally Deleted.”

c.	Section 4.c of Exhibit D of the Agreement is hereby deleted and replaced in its entirety with the following:

“Intentionally Deleted.”

8.	Additional License Fee. In addition to the License Fee paid by Licensee to RGI as set forth in Section 7.2.1 of the Agreement, Licensee shall pay to RGI [***] (the “Expansion License Fee”) as follows:

i.	[***] on the date set forth on the first page of this Amendment;

ii.	[***] on the Commercial Release Date in Thailand; and

iii.	[***] on the Commercial Release Date in Indonesia.

Licensee’s failure to timely pay any of the Expansion License Fee payments as set forth above within the time periods set forth herein shall be deemed a material breach of the Agreement, and RGI, in addition to any remedies available to it at law or in equity, may immediately terminate the Agreement and this Amendment upon written notice to Licensee without any liability to Licensee of any kind.

9.	Expanded Territory. Licensee shall deliver to RGI for Approval by RGI an Implementation Plan and Marketing Plan for Thailand and Indonesia no later than ninety (90) days following the date set forth on the first page hereof. Except as otherwise expressly set forth herein, references to the Implementation Plan and Marketing Plan in the Agreement shall be deemed to include the Implementation Plan and Marketing Plan to be delivered pursuant to this Paragraph 9.

10.	General. Except as expressly set forth in this Amendment, all of the terms of the Agreement shall remain in full force and effect. This Amendment (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall govern.

Garena Online Private Limited

Attention: Forrest Li

October 28, 2011

If this Amendment is acceptable to Licensee, we request that you indicate Licensee’s agreement to the terms of this Amendment by returning the enclosed copy of this Amendment, appropriately signed. Each patty shall be responsible for payment of its own expenses in connection with these transactions.

Sincerely,

RIOT GAMES, INC.

/s/ Logan Margulies

Logan Margulies

Its: Counsel

AGREED TO AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE:

GARENA ONLINE PRIVATE LIMITED

By:	/s/ Li Xiaodong

LI XIAODONG

Its: CEO

DATED 30TH JANUARY 2012

BETWEEN

RIOT GAMES, INC.

AND

GARENA ONLINE PRIVATE LIMITED

SUPPLEMENTAL AGREEMENT

(being supplemental to the Software License and Distribution Agreement

dated 20th January 2010, as amended)

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT is made on 30th January 2012 (“Effective Date”)

BETWEEN:

A.	Riot Games, Inc., a company incorporated in the State of Delaware with its principal office at 2450 Broadway Street, Suite 100, Santa Monica, California 90404; (“RGI”); and

B.	Garena Online Private Limited, a company incorporated in Singapore with its principal place of business at 18 Murray Street, #03-01, Singapore 079527 (“Licensee”),

(each a “Party” and collectively, the “Parties”)

and is supplemental to the Software License and Distribution Agreement dated 20th h January 2010 made between the Parties, including the amendments effected on 25 October 2010 and 28 Oct 2011 (“the “Agreement”).

WHEREAS:

(A)	Pursuant to the Agreement, RGI has licensed the Game to the Licensee, and the Licensee has agreed to market, host, distribute and operate the Game within the Territory.

(B)	The Parties wish to supplement the Agreement by including provisions for the Licensee to sublicense its rights to RGI’s intellectual property to third parties.

IT IS AGREED as follows:

1.	Interpretation

1.1	All terms and references used in the Agreement and which are defined or construed in the Agreement but are not defined or construed in this Supplemental Agreement shall have the same meaning and construction in this Supplemental Agreement.

1.2	The headings in this Supplemental Agreement are inserted for convenience only and shall be ignored in construing this Supplemental Agreement. Unless otherwise stated, references to “Clauses” and “Schedules” are to be construed as references to the clauses of and schedules to this Supplemental Agreement.

2.	Sublicensing Rights

2.1	The Parties agree that the Licensee shall be entitled to enter into agreements with third parties and to grant to such third parties written, non-exclusive sub-licenses, without the right to further sublicense, of its rights to RGI’s Intellectual Property Rights under the Agreement. Licensee must obtain RGI’s express written approval prior to granting any sublicenses. Any agreement granting a sublicense shall contain terms and conditions no less restrictive than those set forth in the Agreement and shall state that the sublicense is subject to the termination of the Agreement. Licensee shall have the same responsibility for the activities of any sublicensee as if the activities were directly those of Licensee. Upon RGI’s request, Licensee shall provide to RGI copies of each sublicense agreement and any amendments thereto.

3.	Incorporation

3.1	Except to the extent expressly provided in this Supplemental Agreement, the terms and conditions of the Agreement, including any amendments made to the Agreement, are hereby confirmed and shall remain in full force and effect.

3.2	This Supplemental Agreement shall be considered to be part of the Agreement. The Agreement, together with the amendments, and this Supplemental Agreement shall be read and construed as one document, and, without prejudice to the generality of the foregoing, where the context so allows, references in the Agreement to “this Agreement”, howsoever expressed, shall be read and construed as references to the Agreement as amended and supplemented by this Supplemental Agreement.

4.	General

4.1	This Supplemental Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. The Parties hereto acknowledge that they have read this Supplemental Agreement and understand and agree to be bound by its terms and conditions. This Supplemental Agreement shall be governed by and interpreted under the laws of the State of California without reference to its conflicts of laws principles.

This Supplemental Agreement has been signed on behalf of the Parties on the date stated at the beginning of the document.

Riot Games, Inc.		Garena Online Private Limited

Authorized Representative:		Authorized Representative:

Signature:	/s/ Brandon Beck	Signature:	/s/ Li Xiaodong

Name:	Brandon Beck	Name:	Li Xiaodong
Designation:	CEO	Designation:	CEO
Date:		Date:	30/01/2012

3

January 31, 2012

Mr. Forrest Li

Chief Executive Officer

Garena Online Private Limited

18 Murray Street, #03-01

Singapore 079527

Re: Amendment No. 3 to that certain Software License and Distribution Agreement by and between Riot Games, Inc. (“RGI”) and Garena Online Private Limited (“Licensee”), dated January 20, 2010 (the “Original Agreement”), as amended by that certain Amendment Number 1 dated October 25, 2010 (the “First Amendment”), Amendment Number 2 dated October 28, 2011 (the “Second Amendment”), and the Supplemental Agreement dated January 30, 2012 (the “Supplemental Agreement”, and, together with the Original Agreement, the First Amendment, and the Second Amendment, the “Agreement”)

Dear Mr. Li:

This letter agreement (this “Amendment”) hereby amends the Agreement pursuant to the following terms and conditions. All capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

1. Amendment to Section 9. The following is hereby added as Section 9.3 of the Agreement:

“Anti-Corruption. In their respective performance of the activities contemplated by this Agreement, each of RGI and Licensee will comply with the requirements of the U.S. Foreign Corrupt Practices Act and any other applicable foreign or domestic anti-bribery and anti-corruption Laws. Specifically, each of RGI and Licensee agrees that, in connection with its respective activities under this Agreement, it will not offer, promise, authorize or otherwise act in furtherance of, or pay anything of value, directly or indirectly, to a Foreign Government Official, a foreign political party or party official, or any candidate for foreign political office, in violation of such anti-bribery and anti-corruption Laws. Each of RGI and Licensee will reasonably cooperate in any investigation of such issues. For purposes of this Section 9.3, “Foreign Government Official” means any officer or employee of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.”

2. General. Except as expressly set forth in this Amendment, all of the terms of the Agreement shall remain in full force and effect. This Amendment (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all of which counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall govern.

If this Amendment is acceptable to Licensee, we request that you indicate Licensee’s agreement to the terms of this Amendment by returning the enclosed copy of this Amendment, appropriately signed. Each party shall be responsible for payment of its own expenses in connection with these transactions.

[signature page follows]

Sincerely,

Riot Games, Inc.

/s/ Brandon Beck

Name:
Title:

Agreed to and accepted as of the date first set forth above:

Garena Online Private Limited

/s/ Li Xiaodong

Name:	LI XIAODONG
Title:	CEO

Riot Games, Inc.

2450 Broadway

Santa Monica, California 90404

Garena Online Private Limited

18 Murray Street, #03-01

Singapore 079527

March 25, 2014

Re: Software License and Distribution Agreement Amendment No. 4 (this “Amendment No. 4”)

Reference is made to the Software License and Distribution Agreement, dated January 20, 2010 between Riot Games, Inc. (“RGI”) and Garena Online Private Limited (the “Licensee”), as amended and supplemented by that certain Amendment Number 1 dated October 25, 2010, Amendment No. 2 dated October 28, 2011, the Supplemental Agreement dated January 30, 2012 and the Amendment No. 3 dated January 31, 2012 (the “Agreement’’). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

Each of RGI and Licensee hereby acknowledges, agrees and confirms that:

1.	Section 4.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Obligation. Licensee shall not enter into any publishing, distribution, marketing, or other similar agreement for the publication, distribution, marketing, advertisement, public display, or any other exploitation within the Territory and during the Term of: (i) any [***] that features a microtransaction-supported business model including without limitation the sale, licensing or other disposition of virtual currency or virtual items (other than the interactive software title [***], a [***] game that features a microtransaction-supported business model); or (ii) any interactive software developed, licensed, sub-licensed, operated, owned or otherwise controlled by [***], [***], or any of their respective Affiliates. Notwithstanding this Section 4.1, with respect to [***], Licensee shall be entitled to enter into any Non-Commercial agreement with [***] regarding the interactive software titles [***], [***] and [***] (the “Exclusivity Exception”). This Exclusivity Exception shall exist for the duration of the Term. For purposes of this Section 4.1, “Non-Commercial” shall mean an arrangement in which no revenues, from any source either directly or indirectly are received by Licensee.”

2.	Section 4.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

Moratorium. Licensee will not publish, launch, distribute or otherwise commence exploitation of any game in the [***] or [***] (other than Exempted Games and [***]) within three (3) months of the Game entering Open Beta in any portion of the Territory. Notwithstanding the preceding, this Section 4.3 shall not apply to Licensee’s launch or operation of the interactive software title [***].

3.	The following provision is inserted in its entirety after Section 7.15 of the Agreement, as a new Section 7.16:

7 .16 Subject Calendar Year Payment. Licensee shall, no later than the tenth (10th) day following each calendar year (the “Subject Calendar Year”) during the Term and any extension thereof, pay a standalone payment of [***] to RGI (the “Subject Calendar Year Payment”); provided that if the daily Peak Concurrency of the Game averaged for any 90 consecutive days within any Subject Calendar Year is equal to or more than [***] in Thailand, Licensee’s obligation to pay RGI under this Clause will terminate with immediate effect. For the purposes hereof, the first Subject Calendar Year shall be the calendar year of 2014. For the avoidance of doubt, the Subject Calendar Year Payment shall be considered separate from and in addition to any License Fees, [***], Royalties, or other payments due from Licensee to RGI under the Agreement. Any payments of the Subject Calendar Year Payment shall also be subject to Sections 7.5 (Payments), 7.6 (Currency; Exchange Rate); 7.7 (with respect to taxes and withholding); 7.8 (Currency Control); 13.8.5 (with respect to the effect of termination), and other applicable provisions regarding payments of the Agreement.

4.	RGI acknowledges that it does not have, and to its knowledge as of the date of this Amendment No. 4, it is unaware of, any claims or causes of action that it may have against Licensee and the Affiliates, shareholders, directors, officers, employees and agents thereof, and/or the predecessors, successors and assigns of any of them (collectively, the “Relevant Parties”) to the extent arising out of Licensee’s publication, distribution, marketing, advertisement, public display, or other exploitation of [***] (such activities, the “[***] Activities”) prior to the date of this Amendment No. 4. RGI and each of its successors and assigns, on behalf of itself and any Persons over whom it exerts Control that are claiming through it, hereby represents and covenants that it will not, and will cause its Affiliates, agents, and other Persons over whom it exerts Control that are claiming through it, not to bring any action, or join any action brought by other Persons against any Relevant Party, for any damages, claims, liabilities, actions or rights of any kind, accrued before the date hereof, whether asserted or unasserted and whether in tort or contract or equity, solely to the extent that such damages, claims, liabilities, actions, or rights arise out of Licensee’s conduct of the [***] Activities prior to the date of this Amendment No. 4 and are made in respect of Section 4 of the Agreement. For the avoidance of doubt, neither this Amendment No. 4, nor anything contained in it, shall constitute or be deemed as an admission by any Relevant Party or as evidence of any liability whatsoever on the part of any Relevant Party.

Except as expressly set forth in this Amendment No. 4, all of the terms of the Agreement shall remain in full force and effect. This Amendment No. 4 (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within the state. In the event of any conflict between the Agreement and this Amendment No. 4, the provisions of this Amendment No. 4 shall govern.

* * * * *

Please confirm your agreement with the foregoing by signing and returning to the undersigned an executed copy of this Amendment No. 4.

Riot Games, Inc.

By:	/s/ A. Dylan Jadeja
Name:
Title:	CFO

Accepted and Agreed:

Garena Online Private Limited

By:	/s/ Xiaodong Li
Name:	Xiaodong Li
Title:	Chief Executive Officer

[Signature Page to Amendment No. 4]

Riot Games, Inc.

2450 Broadway

Santa Monica, California 90404

Garena Online Private Limited

1 Fusionopolis Place #17-10, Galaxis

Singapore 138522

March 8, 2016

Re: Software License and Distribution Agreement Amendment No. 5 (this “Amendment No. 5”)

Reference is made to the Software License and Distribution Agreement, dated January 20, 2010 between Riot Games, Inc. (“RGI”) and Garena Online Private Limited (the “Licensee”), as amended and supplemented by that certain Amendment Number 1 dated October 25, 2010, Amendment No. 2 dated October 28, 2011, the Supplemental Agreement dated January 30, 2012, Amendment No. 3 dated January 31, 2012 and Amendment No. 4 dated March 25, 2014 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

Each of RGI and Licensee hereby acknowledges, agrees and confirms that:

1.	Section 1.17 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Game” means the initial version of the Client (i.e. Client v. 1.0) and updated minor versions of the Client (i.e. Client v. 1.1 x, 1.2x, etc.) for the video game entitled League of Legends (the “Title”) as designed to function on a personal computer utilizing (i) Microsoft Windows XP, Vista and 7 operating systems, or (ii) a Web Browser, and any updates and upgrades thereto that may be provided (but that are not obligated to be provided) by RGI to Licensee. For purposes of clarification, as licensed under this Agreement, the Game does not include any sequels, prequels, derivative works, expansions and/or “ports” to the Game which are sold and/or licensed as a separate product and/or separate SKU (each, a “Sequel”), regardless of whether any such Sequels use the name “League of Legends” in their titles, but does include content updates that cannot be utilized or accessed by Users without the Client of the Title.

2.	Section 1.64 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Term” means the duration of this Agreement which shall be a period commencing on the Effective Date and expiring on December 31, 2022, unless extended pursuant to this Agreement.

3.	Section 1.71 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Website” means the dedicated Game website as maintained by together by RGI and Licensee, which is regularly updated and localized by RGI and Licensee as set out in the Specifications below.

4.	Section 2.7 of the Agreement is hereby deleted and replaced in its entirety with the following:

Grant of License: Online Services. Upon delivery of the Integrated Website to Licensee, RGI shall grant to Licensee an exclusive (as to third parties), non-assignable, non-sublicensable, non-transferable, license only within the Territory for the duration of the Term to host, publicly display (for marketing purposes only), market, operate, maintain, and grant User access to the Localized Website. Licensee is prohibited from granting any third party access to any component of the Website, except Users as contemplated hereunder. For the avoidance of doubt, the exclusive right granted to Licensee by RGI pursuant to this Section 2.7 applies only to third parties, and RGI retains the right to operate the Website together with Licensee.

5.	The following provision is inserted in its entirety after Section 2.11.3 of the Agreement as a new Section 2.11.4:

Leagues. For the avoidance of doubt, RGI retains ownership of all e-sports tournaments of the Localized Game in the Territory (the “Leagues”) and hereby grants Licensee a limited, exclusive right to operate, promote, and produce the Licensee Leagues (as defined below) in the Territory during the Term, including without limitation organizing tournaments, managing teams and players, and managing marketing activities related to such Licensee Leagues; provided, however, that Licensee shall cooperate with RGI’s efforts to implement, develop, and grow a uniform global e-sports structure (e.g., with respect to competitive rulings, team franchise models, etc.). Subject to Licensee entering into a separate agreement with RGI governing the use of such content, RGI grants to Licensee a limited right to display, broadcast, distribute, and stream the Licensee Leagues within the Territory during the Term. For the avoidance of doubt, RGI retains the right to the broadcast feeds of Licensee Leagues for broadcast and display outside of the Territory, whether produced by RGI or Licensee, including for rebroadcast. Furthermore, Licensee agrees to cooperate with RGI’s efforts to work with a global broadcast and/or ad and sponsorship sales partner, including within the Territory.

“Licensee Leagues” shall include the League of Legends Master Series (“LMS”), Garena Premier League (“GPL”), Vietnam Championship Series A (“VCSA”), Pro Gaming Series (“PGS”), The Legends Circuit (“TLC”) SG/MY, Thailand Pro League (“TPL”), and League of Legends Garuda Series (“LGL”) (together, the “Licensee Leagues”). Licensee must obtain prior written consent from RGI before beginning the operation of any Leagues other than the Licensee Leagues listed above.

6.	Effective from January 1, 2018 (the “Renewal Commencement Date”), Section 7.2.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

[***]

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7.	Effective from Renewal Commencement Date, Section 7.3 of the Agreement is hereby deleted and replaced in its entirety with the following:

[***]

8.	Effective from Renewal Commencement Date, Section 7.4 of the Agreement is hereby deleted and replaced in its entirety with the following:

Royalties. Licensee shall pay RGI the royalties (“Royalties”) in accordance with the rates described in Exhibit D. [***] Licensee shall ensure all Royalties are paid in accordance with the provisions of this Agreement and Exhibit D.

9.	Section 7.10.1 of the Agreement is hereby deleted and replaced in its entirety with the following:

Licensee will, not later than the tenth (10th) day following each calendar month during the Term of this Agreement and any extension thereof, and thereafter so long as any revenue or sales are generated or otherwise made by Licensee, furnish to RGI a full, complete and accurate statement itemized by Revenue Generation Method, under Section 7.1 and each Exhibit D, showing: (i) the number, description and prices at which the Game is Exploited, (ii) Retail Sales Revenue, (iii) Game Card Sales Revenue, (iv) Advertising Revenue, (v) Online Revenue separated by payment method, (vi) Physical Products manufactured, distributed, shipped, and/or sold, (vii) Game Cards manufactured, distributed, shipped, sold and/or registered; (viii) eSports Profits (ix) Royalties generated for the preceding month; and (x) the remaining amount of the [***] for the applicable Period to be paid by Licensee, if any (each a “Monthly Statement”). Licensee will also include a statement of any returns made and copies of all related invoices. All such statements will be furnished whether or not any payments have been made to Licensee in the said preceding month and will be certified to be accurate by an officer of Licensee. Licensee shall, with the submission of each Monthly Statement pay all Royalties payable to RGI as shown thereon. Licensee shall pay such Royalties to RGI with the submission of the applicable Monthly Statement. RGI’s receipt of statements or payments will not prevent it from questioning the correctness of the statements.

10.	Effective immediately, Section 7.16 of the Agreement is hereby deleted in its entirety.

11.	The following provision is inserted in its entirety after Section 8.5 of the Agreement as a new Section 8.6:

Notwithstanding anything to the contrary in this Agreement, Licensee shall not be responsible or held liable for any losses, liabilities or expenses arising from or incurred in connection with any activities to be directly conducted by RGI in connection with the Localized Game in the Territory (the “RGI Reserved Activities”), which activities are to be mutually agreed by the Parties hereto in writing from time to time. For the avoidance of doubt, unless otherwise agreed to in writing between the Parties, the RGI Reserved Activities shall not include the ownership and operation of servers, customer services, offline publishing activities, cyber café management, operation of Licensee Leagues, payments, user account management, maintenance, or access, in each case associated with the Localized Game in the Territory.

3

12.	Effective immediately, each of Sections 13.4 through 13.6 of the Agreement is hereby deleted and replaced in its entirety with the following:

Reserved.

13.	Effective from Renewal Commencement Date, Section 4.a of Exhibit D of the Agreement is hereby deleted and replaced in its entirety with the following:

Commencing January 1, 2018 (the “Renewal Commencement Date”), [***] of the Gross Revenue, which shall not include any Advertising Revenue, Retail Sales Revenue, or eSports Profit (as defined below) as set forth in Section 4.d, 4.e and 4.f. below.

14.	The following provision is inserted in its entirety after Section 4.e of Exhibit D of the Agreement as a new Section 4.f:

[***] of net profit to Licensee from the Leagues organized by Licensee pursuant to Section 6.19 of this Agreement (the “eSports Profit”). eSports Profit shall include any type of revenue generated by Licensee through the Licensee Leagues, including, without limited to, advertising revenue, sponsorship revenue, ticket sales to live events, team entrance fees, and any other revenue generated as a result of Licensee Leagues, minus costs directly related to Licensee’s operation or production of the Licensee Leagues. For the avoidance of doubt, costs associated with the operation of the Game by Licensee shall not be included in the calculation of eSports Profits.

Except as expressly set forth in this Amendment No. 5, all of the terms of the Agreement shall remain in full force and effect. This Amendment No. 5 (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within the state. In the event of any conflict between the Agreement and this Amendment No. 5, the provisions of this Amendment No. 5 shall govern.

*        *        *         *        *

4

Please confirm your agreement with the foregoing by signing and returning to the undersigned an executed copy of this Amendment No. 5.

Riot Games, Inc.

By:	/s/ A. Dylan Jadeja
Name:	A. DYLAN JADEJA
Title:	CFO

Accepted and Agreed:

Garena Online Private Limited

By:	/s/ Xiaodong Li
Name:	Xiaodong Li
Title:	Group CEO

[Signature Page to Amendment No. 5]